Prospectus Supplement No. 11
Filed Pursuant to Rule 424(b)(3)
File No. 333-138805

Prospectus Supplement No. 11

(to Final Prospectus dated December 1, 2006)

This Prospectus Supplement No. 11 supplements and amends the final prospectus dated December 1, 2006, as supplemented and amended by Supplement No. 1 thereto dated December 8, 2006, Supplement No. 2 thereto dated December 12, 2006, Supplement No. 3 thereto dated December 15, 2006, Supplement No. 4 thereto dated January 3, 2007, Supplement No. 5 thereto dated January 18, 2007, Supplement No. 6 thereto dated March 16, 2007, Supplement No. 7 thereto dated March 20, 2007, Supplement No. 8 thereto dated April 20, 2007, Supplement No. 9 thereto dated April 25, 2007, and Supplement No. 10 thereto dated June 4, 2007 (collectively, the “Final Prospectus”), relating to the sale from time to time of up to 947,687 shares of our common stock by certain selling shareholders.

On June 15, 2007, we filed with the U.S. Securities and Exchange Commission the attached Form 8-K relating to our entry into note purchase agreements with certain accredited investors and the issuance and sale of an aggregate of (a) $4.5 million of senior secured debt and (b) five-year warrants to purchase a number of shares of our common stock equal to 60% of the principal amount invested by each investor divided by $4.00.

This Prospectus Supplement No. 11 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 11 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MCVI.”  On June 13, 2007, the closing price of a share on the OTC Bulletin Board was $5.60.

Investing in our common stock involves a high degree of risk, including the risk that we have no assurance of future profitability and the fact that the report of our independent registered public accounting firm expresses doubt about our ability to continue as a going concern.  See “Risk Factors” beginning on page 6 of the Final
Prospectus dated December 1, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 11 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 11 is June 15, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2007

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Secured Debt Financing

On June 15, 2007, we entered into a Secured Note Purchase Agreement with certain accredited investors for the issuance and sale of an aggregate of $4.5 million of 11% senior secured debt in an unregistered transaction.  Prior to the transaction, certain of the investors beneficially owned in excess of 5% of our common stock.  Under this agreement, an affiliate of Whitebox Advisors, LLC (“Whitebox”) will purchase the $2.0 million note it originally had a right to purchase pursuant to an agreement dated April 20, 2007.

At closing each investor will receive a five-year warrant to purchase a number of shares of our common stock equal to 60% of the principal amount invested by such investor divided by $4.00.  The warrants will have an exercise price of $4.00 per share and will have full-ratchet anti-dilution protection for a period of 12 months.  If we are not permitted to register for resale all of the shares underlying the warrants, the excluded portion of such warrants will be exercisable on a cashless basis.

The senior secured debt will be secured by substantially all of our assets.  The debt will have a three-year term.  Interest will be paid at 11% per year.  During the first year, interest will accrue and be added to the principal balance.  At the end of the first year, we will issue a five-year warrant to each investor to purchase a number of shares equal to the quotient obtained by dividing (a) 60% of the accrued interest owed to that investor for the first year by (b) $4.00.  During the second and third years, we have the option to pay interest in cash, or have the interest accrue and be added to the principal balance, on a quarterly basis.  For each quarter in which we determine that the accrued interest should be added to principal, we will issue additional five-year warrants to purchase a number of shares equal to the quotient obtained by dividing (a) 60% of the accrued interest for the quarter by (b) $4.00.  Each of the interest accrual warrants will be exercisable at $4.00 per share, contain cashless exercise provisions, and have full-ratchet anti-dilution protection for a period of 12 months from each warrant’s respective date of issuance.

We may prepay the note in part or in full, subject to a prepayment premium of 8% in the first year, 6% in the second year and 3% in the third year.  We have also covenanted and agreed that we will not issue any additional 11% senior secured debt.

The investors will be entitled to registration rights on the common stock underlying the warrants issued at the closing. No registration rights will apply to common stock underlying the interest accrual warrants.  If the required registration statement is not declared effective on or prior to the required effectiveness date, we have agreed to pay the investors an amount as liquidated damages equal to 1% of the value of warrants with registration rights (measured at $4.00 per share) per month (pro-rated for any portion thereof) until such deficiency is remedied.

In connection with this transaction, we will be required to pay our placement agent a commission equal to 6 percent of the gross proceeds raised.  We agreed to reimburse our placement agent for certain expenses and to reimburse Whitebox for its reasonable expenses.

The foregoing description is qualified in its entirety by reference to the Secured Note Purchase Agreement and attachments thereto, which appears as Exhibit 4.1 hereto.

Amended Whitebox Agreements

In addition, on June 15, 2007, we entered into an amendment to our purchase agreement with Whitebox dated April 20, 2007, and an amendment to our warrant agreement with Whitebox dated April 20, 2007.  Such amendments were designed to (1) clarify that the closing warrant has a cashless right as to any shares the SEC does not permit us to include in the resale registration statement, (2) clarify that any reductions imposed by the SEC in the number of shares covered by the resale registration statement will be made on a pro-rata basis, (3) include a 9.99% limitation on exercise in the closing warrant and the interest accrual warrants, and (4) clarify that the interest accrual warrants will have cashless exercise provisions.

The foregoing description is qualified in its entirety by reference to the Amendment to Secured Note Purchase Agreement and the Amendment to Warrant Agreement, which appear as Exhibits 4.2 and 4.3, respectively, hereto.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Our 11% senior secured debt financing described in Items 1.01 and 3.02 of this Form 8-K created a direct financial obligation reportable under Item 2.03 of Form 8-K.  The note and payment of all principal, interest and other sums thereunder, is secured by a first priority security interest.  The security interest is in all of our right, title and interest in and to all of our assets, whether now owned or hereafter acquired, while any of the notes are outstanding.  Each of the following constitutes an event of default under the notes:

(a)           Our failure to pay the principal or interest on any of the notes when due and continuation of such failure for a period of five (5) days following written notice from any of the holders;

(b)           Our failure to perform or observe any material covenant or agreement as required by the transaction agreements and continuation of such failure for a period of ten (10) days following written notice from any of the holders;

(c)           If any of our representations and warranties made in the secured note purchase agreement are proven not to have been true and correct in any material respect as of the date of such agreement;

(d)           If we (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of ourself or of all or a substantial part of our property, (ii) are unable, or admit in writing our inability, to pay our debts generally as they mature, (iii) make a general assignment for the benefit of ourself or any of our creditors, (iv) are dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to ourself or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of our property by any official in an involuntary case or other proceeding commenced against ourself or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)           Proceedings for the appointment of a receiver, trustee, liquidator or custodian of our company or of all or a  substantial part of our property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to our company or our debts under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

If any event of default occurs, any or all of the holders may exercise any or all of the following rights and remedies:  (a) declare such holder’s note and all accrued but unpaid interest thereon to be immediately due and payable, and (b) exercise any and all other rights and remedies available to such holder under the note, the security agreement, and otherwise available to the holder at law and in equity.

The foregoing description is qualified in its entirety by reference to the Secured Note Purchase Agreement and attachments thereto, which appears as Exhibit 4.1 hereto.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

On June 15, 2007, under the Secured Note Purchase Agreement described under Item 1.01 above, we issued and sold $4.5 million of 11% senior secured debt to certain accredited investors, and we issued five-year warrants to such investors for the purchase of an aggregate of 674,998 shares of common stock at $4.00 per share.  The warrants have the terms and conditions of the closing warrant set forth under Item 1.01 above.  We obtained net proceeds of approximately $4.2 million in cash at the closing.

We paid our placement agent cash commissions of approximately $270,000. We have agreed to reimburse our placement agent for up to $50,000 in expenses and to reimburse Whitebox for its reasonable expenses.

The shares underlying the warrants sold at the closing represented approximately 6.9% of our outstanding common stock before the issuance.  The number of shares purchasable upon exercise of such warrants, together with those purchasable under the closing warrant we issued to Whitebox on April 20, 2007, represent approximately 19.1% of our outstanding common stock before the issuance.

The net proceeds of the debt financing will be used for working capital purposes.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.  Except as set forth above, no discount or commission was paid in connection with the issuance of the debt securities and the warrants.

ITEM 8.01         OTHER EVENTS.

Pursuant to Rule 135c of the Rules and Regulations under the Securities Act of 1933, as amended, reference is made to the press release we issued to the public on June 15, 2007, attached hereto as Exhibit 99.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: June 15, 2007	By:	/s/ Eapen Chacko
Eapen Chacko
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Secured Note Purchase Agreement between the Registrant and the Investors Named as Signatories Thereto, dated June 15, 2007 (including the forms of Secured Promissory Note, Closing Warrant, Interest Accrual Warrant and Security Agreement).

4.2	Amendment to Secured Note Purchase Agreement between the Registrant and Whitebox, dated June 15, 2007.

4.3	Amendment to Warrant Agreement between the Registrant and Whitebox, dated June 15, 2007.

99	Press Release regarding unregistered sale of securities, dated June 15, 2007.

Exhibit 4.1

MEDICALCV, INC.

SECURED NOTE PURCHASE AGREEMENT

June 15, 2007

Tabel of Contents

i

5.22 Consent	11

5.23 Offering	11

5.24 Brokers or Finders	12

5.25 Registration and Listing Requirements	12

5.26 Correctness of Representations	12

5.27 Disclosure	12

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

6.1 Organization; Authority	12

6.2 Investment Representations	13

6.3 Correctness of Representations	13

SECTION 7. CONDITIONS TO CLOSING	14

7.1 Conditions to Holders’ Obligations at the Closing	14

7.2 Conditions to Obligations of the Company	14

SECTION 8. REGISTRATION RIGHTS	15

8.1 Registration Rights	15

8.2 Registration Procedures	15

8.3 Discontinued Disposition	16

8.4 Non-Registration Event	17

8.5 Registration Expenses	17

8.6 Indemnification	17

8.7 Information from Holder	19

8.8 Rule 144 Reporting	19

SECTION 9. MISCELLANEOUS	19

9.1 Payment of Fees	19

9.2 Governing Law; Venue	20

9.3 Survival	20

9.4 Successors and Assigns	20

9.5 Entire Agreement	20

9.6 Severability	20

9.7 Amendment and Waiver	20

9.8 Delays or Omissions	20

9.9 Notices	21

9.10 Titles and Subtitles; Counterparts	21

9.11 Exculpation among Holders	21

ii

SECURED NOTE PURCHASE AGREEMENT

THIS SECURED NOTE PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the 15th day of June, 2007 (the “Effective Date”), by and among MedicalCV, Inc., a Minnesota corporation (the “Company”) and the holders listed under “Second Closing” on Schedule 1.0 hereto (each a “Holder” and collectively the “Holders”), as part of the second closing of the 2007 Secured Notes.

RECITALS:

WHEREAS, the Company has issued and sold to Whitebox Ready Ltd. (“Whitebox”) a Note in the principal amount set forth opposite Whitebox’s name under “First Closing” on Schedule 1.0, pursuant to a Secured Note Purchase Agreement dated April 20, 2007 (the “First Closing”); and

WHEREAS, the Company proposes to authorize the sale and issuance of Secured Promissory Notes in the form attached hereto as Exhibit A (each a “Note” and collectively the “Notes”); and

WHEREAS, the Holders desire to purchase, severally and not jointly, the Notes and the Company desires to issue and sell such Notes to the Holders, on the terms and conditions set forth herein; and

WHEREAS, in connection with the sale and issuance of the Notes, the Company also proposes to issue to the Holders thereof warrants to purchase shares of the Company’s Common Stock, par value $0.01 per share (each a “Warrant” and collectively the “Warrants”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.                            AGREEMENT TO SELL AND PURCHASE

1.1                          Authorization of Notes and Warrants

On or prior to the closing under this Agreement (the “Closing”), the Company shall have authorized the sale and issuance of the Notes and Warrants to the Holders.  The Notes will be of one series designated the “2007 Secured Notes.”

1.2                        Sale and Purchase

(a)  Closing.  Subject to the terms and conditions hereof, at the Closing, the Company agrees to issue and sell to each Holder, severally and not jointly, and each Holder agrees to purchase from the Company, severally and not jointly, a Note in the Principal Amount set forth opposite each Holder’s name under “Second Closing” on Schedule 1.0 (for each Holder, the “Principal Amount”).

(b)  Restrictive Covenant.  The Company covenants and agrees with the Holders that it will not issue more than an aggregate of $12,500,000 principal amount of 2007 Secured Notes, which shall include the stated Principal Amount of all Notes under this Agreement and the stated Principal Amount of all Notes issued to Whitebox pursuant to the Secured Note Purchase Agreement dated April 20, 2007, and provided that such Notes may not be issued on terms and conditions more favorable than set forth in this Agreement.  The Company further agrees to provide Whitebox with a minimum of two

(2) business days prior written notice of any such issuance of 2007 Secured Notes.

SECTION 2.                            CLOSING, DELIVERY AND PAYMENT

2.1                            The Closing

The Closing shall take place at 10:00 a.m. local time on the date hereof, at the offices of Fulbright & Jaworski L.L.P. in Minneapolis, Minnesota, or at such other time or place as the Company and the Holders may mutually agree.

2.2                            Closing Deliveries

At the Closing, subject to the terms and conditions hereof, the Company and the Holders, as applicable, shall execute this Agreement and the Company shall deliver to each Holder a Note in the form of Exhibit A attached hereto against delivery to the Company by such Holder of the stated principal amount of such Holder’s Note, payable to the Company by wire transfer of immediately available funds to the bank account designated in wire transfer instructions provided by the Company.  At that time, the parties shall also execute (i) the Security Agreement and the related UCC Financing Statement in the forms attached hereto as Exhibit C (the “Security Documents”); and (ii) the Closing Warrant described in Section 3.1(a) below. Collectively with this Agreement, the Security Documents, Notes, and Warrants, together with the exhibits, Schedules (as defined below), and all other documents required to be delivered in connection herewith and therewith, shall be referred to collectively as the “Transaction Agreements.”

SECTION 3.                            WARRANT RIGHTS

3.1                            Issuance of Warrants

(a)  At the Closing, the Company will issue to the each Holder purchasing Notes in such Closing a warrant in the form attached hereto as Exhibit B1 entitling the Holder to purchase such number of shares of the Company’s Common Stock that is equal to the quotient obtained by dividing (i) 60% of the stated Principal Amount of such Holder’s Note by (ii) $4.00 (the “Closing Warrants”).

(b)  During the initial twelve (12) months following the Effective Date, interest on the Notes will accrue and be added to the Principal Amount of the Notes.  Within thirty (30) days following the end of such 12-month period, the Company shall issue to each Holder a warrant in the form attached hereto as Exhibit B2 entitling such Holder to purchase such number of shares of the Company’s Common Stock that is equal to the quotient obtained by dividing (i) 60% of the accrued interest on such Holder’s Note for the initial 12-month period by (ii) $4.00 (the “Initial Interest Warrant”).

(c)  Following the initial 12-month period, the Company will have the option to (i) pay the accrued interest on the Notes quarterly in arrears or (ii) allow the interest for such quarter to continue to accrue and be added to the Principal Amount of the Note.  Any payment of accrued interest must be made to the Holders on or before the 15th day following the end of such quarter.  If the Company elects to have the quarterly interest added to the Principal Amount of the Notes, then the Company shall issue to each Holder, within thirty (30) days following the end of such quarter, a warrant in the form attached hereto as Exhibit B2 entitling such Holder to purchase such number of shares of the Company’s Common Stock that is equal to the quotient obtained by dividing (i) 60% of the accrued interest on such Holder’s Note for the quarter by (ii) $4.00 (the “Quarterly Interest Warrants”).  In each instance, the option elected by the Company under this Section 3.1(c) shall apply equally to all the Notes outstanding at the time of such election.

SECTION 4.                            SECURITY AND EVENTS OF DEFAULT

4.1                          Security

In accordance with the terms and conditions set forth in the Security Agreement attached hereto as Exhibit C (the “Security Agreement”), the Notes and payment of all principal, interest and other sums thereunder, shall be secured by a first priority security interest.  The security interest granted pursuant to this Agreement and the Security Agreement, shall be in all of the Company’s right, title and interest in and to all of the Company’s assets, as more particularly described in the Security Agreement, whether now owned or hereafter acquired while any of the Notes are outstanding (the “Collateral”).

The Collateral shall include (i) all substitutes and replacements for and proceeds of any and all of the Collateral, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or use in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods. receipts, bills of lading and other documents of title now or hereafter covering such goods.

4.2                          Events of Default

Each of the following will constitute an “Event of Default” under the Notes:

(a)                                  Failure of the Company to pay the principal or interest on any of the Notes when due and continuation of such failure for a period of five (5) days following written notice from any of the Holders;

(b)                                  Failure of the Company to perform or observe any material covenant or agreement as required by the Transaction Agreements and continuation of such failure for a period of ten (10) days following written notice from any of the Holders;

(c)                                  If any of the representations and warranties of the Company made in this Agreement are proven not to have been true and correct in any material respect as of the date of this Agreement;

(d)                                  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)                                  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

4.3                          Rights and Remedies

If any Event of Default occurs, subject to the terms and conditions of the Security Agreement, any or all of the Holders may exercise any or all of the following rights and remedies, which shall be cumulative:

(a)                                  Declare such Holder’s Note and all accrued but unpaid interest thereon to be immediately due and payable, and upon such declaration such Note and interest thereon shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived; and

(b)                                  Exercise any and all other rights and remedies available to such Holder under the Note, the Security Agreement, and otherwise available to the Holder at law and in equity.

SECTION 5.                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the schedules delivered separately to the Holders in connection with this Agreement (the “Schedules”), the Company represents and warrants to each Holder as of the Closing Date as follows:

5.1                             Organization and Standing

The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Minnesota and is in good standing under such laws.  The Company has the requisite corporate power and authority to own and operate the Company’s properties and assets, and to carry on the Company’s business as presently conducted.  The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect. No proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  “Material Adverse Effect” shall mean any event, happening, occurrence or development that, individually or in the aggregate, whether or not arising in the ordinary course of business, could reasonably be expected to have a material adverse effect on the Company’s business, operations, properties, prospects, assets, liabilities or condition (financial or otherwise).

5.2                               Corporate Power; Authority

The Company has all requisite legal and corporate power and authority to execute and deliver the Transaction Agreements, to sell and issue the Notes and Warrants in accordance with this Agreement, to issue shares of Common Stock issuable upon exercise of the Warrants ( the “Warrant Shares”), and to carry out and perform the Company’s obligations under the terms of the Transaction Agreements.  Each Transaction Agreement to which it is a party has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.3                               Subsidiaries

The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

5.4                               Capitalization

(a)  The authorized and issued capital stock of the Company, immediately prior to the Second Closing, is set forth in the attached Schedule 5.4(a).  All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(b)                                Schedule 5.4(b) sets forth all of the Company’s capital stock that, as of the date of the Second Closing, has been reserved for issuance pursuant to any agreement, option plan or otherwise, which, when issued, will have been duly authorized, validly issued, fully paid and nonassessable, and will be issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)                                  The Warrant Shares issuable upon exercise of the Warrants have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrant, and applicable law, will be validly issued, fully paid, and non-assessable.  The Warrant Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon a Holder with respect to such Holder’s Warrant Shares; provided, however, that the Warrant Shares are subject to transfer restrictions under state and/or federal securities laws and as set forth in the Transaction Agreements.  Except as set forth on Schedule 5.4(c), the Warrants and Warrant Shares are not subject to any preemptive rights or first refusal rights.  Except as set forth on Schedule 5.4(c), neither the offer nor issuance of the Warrants or the Warrant Shares constitutes an event under any anti-dilution provisions of any securities issued or issuable by the Company which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

(d)                                  Except as set forth on Schedule 5.4(d), there are no outstanding agreements or preemptive or similar rights affecting the Company’s capital stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock of the Company.

(e)                                Except as set forth on Schedule 5.4(e), there are no shareholder agreements, voting agreements, proxy rights or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s shareholders.

5.5                               SEC Reporting

The Company has timely filed all reports, forms, statements, schedules, exhibits and other documents, and any amendments thereto, as required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date of this Agreement (collectively, together with any and all documents incorporated by reference therein, the “SEC Filings”), or has requested and obtained a valid extension of such time of filing and subsequently filed any such SEC Filing prior to the expiration of such extension.  As of their respective filing dates, the

SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) thereunder, as applicable, and none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.6                             Financial Statements

(a)                                  The Company’s: (i) Annual Report on Form 10-KSB for the year ended April 30, 2006; and (ii) Quarterly Reports on Form 10-QSB for the quarters ended July 31, 2006, October 31, 2006 and January 31, 2007 (with January 31, 2007 being referred to herein as (the “Balance Sheet Date”) (collectively, the “Financial Statements”)), present fairly the financial position of the Company as of such dates and the results of operations for the periods covered thereby (subject, in the case of the interim financial statements, to year-end audit adjustments) and have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto.  Specifically, but not by way of limitation, (x) the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature of the Company properly accrued  at each of the Annual and Quarterly Report dates and at the Balance Sheet Date which, individually or in the aggregate, are material and which in accordance with GAAP would be required to be disclosed in such balance sheets, and the omission of which would, in the aggregate, have a Material Adverse Effect on the Company; (y) except as set forth on Schedule 5.6(a), the Company does not have any off-balance sheet arrangements or transactions; and (z) the Financial Statements include appropriate reserves for all taxes and other liabilities accrued at such date but not yet payable.

5.7                               Changes.

Except as set forth on Schedule 5.7 or disclosed in an appropriate SEC Filing, since the Balance Sheet Date, the Company has not:

(a)                                  suffered any change in  the Company’s assets, liabilities, financial condition, or operating results, except for changes in the ordinary course of business, none of which individually or in the aggregate, have had or are likely to result in a Material Adverse Effect;

(b)                                  suffered any damage, destruction, or loss (whether or not covered by insurance) that, in any case or in the aggregate, have had a Material Adverse Effect;

(c)                                  agreed to waive or actually waived any valuable right or any material debt owed to the Company;

(d)                                  suffered any change or amendment to any agreement by which the Company or any of the Company’s assets or properties are bound or subject, except to the extent that any such change or amendment has not had, or will not likely have, a Material Adverse Effect;

(e)                                  made any loans to the Company’s employees, officers or directors, or to any members of their respective immediate families, other than travel advances and other advances made in the ordinary course of the Company’s business;

(f)                                    received any Company officer’s resignation or terminated any Company officer;

(g)                                 made any material change in any compensation arrangement or agreement with any employee;

(h)                                 made any declaration or payment of any dividend or other distribution;

(i)                                    received notice or become aware that the Company has lost a customer or that any Company customer has canceled a material order, which loss or cancellation would constitute a Material Adverse Effect; or

(j)                                    suffered any change or amendment to any agreement relating to a change in the contingent obligations of the Company;

(k)                                received notice of any labor organization activity related to the Company;

(l)                                    incurred any debt obligation or liability, including any debts assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(m)                              made any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(n)                                 issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement;

(o)                                  suffered any other event or condition of any character that has had, or could be reasonably expected to have, a Material Adverse Effect; or

(p)                                made any arrangement or commitment by the Company to do any of the acts described in paragraphs (a) through (o) above.

5.8                               Material Obligations

The Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise), except for such liabilities or obligations specifically reflected in balance sheets or notes thereto in the Financial Statements and current liabilities incurred in the ordinary course of business since the Balance Sheet Date, which are not, either in any individual case or in the aggregate, material to the Company.

5.9                               Intellectual Property Rights.

(a)                                  The Company owns or possesses sufficient legal rights to all patents, patent rights, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, inventions, know-how, information, processes, licenses and other similar proprietary rights necessary or material for use in connection with its business as described in its SEC Filings (the “Intellectual Property Rights”) and which the failure to so possess could have a Material Adverse Effect.  Except as disclosed in the Company’s SEC Filings, the Company has no knowledge nor has it received notice that the conduct of the Company’s business as presently conducted materially conflicts with or infringes upon the Intellectual Property Rights of any other person or entity.  The Company is not obligated to make any payments by way of royalties, fees, or otherwise to any owner of, licensor of, or claimant to any Intellectual Property Rights with respect to the use of such Intellectual Property Rights in connection with the conduct of the Company’s business as presently conducted.  Except as disclosed in the Company’s SEC Filings, there are no material agreements, understandings, instruments, contracts, judgments, orders, or decrees to which the Company is a party or by which the Company is bound that involve indemnification by the Company with respect to infringement of Intellectual Property Rights (other than indemnification obligations arising from purchase or sale of goods and services or license and other agreements entered into in the ordinary course of business).

(b)                                  With respect to the Company’s Intellectual Property Rights, each Company employee having access to or knowledge of the Company Intellectual Property Rights has executed a confidentiality, non-competition and invention assignment agreement, substantially in the form(s) made available to the Holders (each, a “Confidentiality Agreement”).  No employee has excluded from such employee’s Confidentiality Agreement any works or inventions that were made by such employee before such person’s employment or engagement with the Company and that are also relevant to the Company’s business as currently conducted or as proposed to be conducted.  Each Company consultant who has had access to the Company’s Intellectual Property Rights has entered into an agreement containing appropriate confidentiality, non-competition and invention assignment provisions.

5.10                        Title to Properties and Assets

The Company has good and marketable title to all of the Company’s properties and assets, and the Company has good title to all of the Company’s leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, or encumbrance, except for (a) a first priority security interest in and to all of the Company’s assets granted in favor of Whitebox pursuant to that certain Security Agreement dated April 20, 2007, (b) liens for current taxes not yet due and payable, (c) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (d) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (e) possible minor liens, encumbrances, and title defects that do not in any case have a Material Adverse Effect on the value of the property subject thereto or have a Material Adverse Effect on the Company’s operations and that have not arisen other than in the ordinary course of the Company’s business.

5.11                        No Defaults

The Company is not in violation of its Articles of Incorporation or Bylaws, each amended as to date.  The Company is not (i) in default under or in violation of any other agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

5.12                        No Conflict

The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Notes, Warrants and Warrant Shares, if issued, and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

5.13                        Litigation

Except as disclosed in the Company’s SEC Filings, there is no action, suit, proceeding or investigation pending or currently threatened in writing against the Company that questions the Company’s Intellectual Property Rights, any Material Contracts or the right of the Company to enter into any of such contracts, or to consummate the transactions contemplated by the Transaction Agreements, or which could be expected to result, either individually or in the aggregate, in any Material Adverse Effect or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing.  The foregoing includes, without limitation, actions pending or threatened, either verbally or in writing, involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no material action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

5.14                        Tax Returns and Payments

The Company has filed with appropriate federal, state, and local governmental agencies all tax returns that the Company is required to file.  All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company have been paid or will be paid before the time they become delinquent.  The Company has not been advised in writing or otherwise become aware (a) that any of the Company’s tax returns have been or are being audited as of the Effective Date or (b) of any deficiency in assessment or proposed judgment with respect to the Company’s federal, state, or local taxes.

5.15                        Transactions with Affiliates and Employees

Except as disclosed in the Company’s SEC Filings, none of its officers or directors and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan or equity incentive plan of the Company.

5.16                        Sarbanes-Oxley; Internal Accounting Controls

The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated thereunder by the Commission that are applicable to it as of the Effective Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”) and concluded that such controls were ineffective as of the Evaluation Date.   The Company presented in its most recently filed periodic report under the Exchange Act such conclusion of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and no significant deficiencies or material weakness in internal controls over financial reporting, other than as disclosed in the Company’s SEC Filings, have been identified.

5.17                        Environmental and Safety Laws

The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no expenditures are or are reasonably anticipated to be required in order to comply with any such existing statute, law or regulation.  During the period that the Company has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) by the Company on, from or under such properties or facilities, and (ii) other than normal office products and cleaning supplies, it has not used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.  For purposes of this Section, the terms “disposal,” “release” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. as amended (“CERCLA”).  For the purposes of this Section, “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste, which is regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,”  “toxic  chemical,”  “hazardous  material,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651, et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those statutes identified above.

5.18                        Condition of Collateral

The Collateral has been kept in reasonable condition and repair in the ordinary course of business, and is reasonably fit and suitable for the purposes for which they it is being used and, to the extent applicable, is believed by the Company to conform in all material respects with applicable ordinances, regulations and laws.

5.19                        Licenses

The Company possesses from the appropriate regulatory agency, commission, board, government body and authority, whether state, local, federal or foreign, all licenses, permits, certifications, authorizations, approvals, franchises and rights which (i) are necessary for it to engage in the business currently conducted by it, and (ii) if not possessed by the Company, would have a Material Adverse Effect.  A list of all material licenses, permits, approvals and similar rights currently in effect is set forth on Schedule 5.19.

5.20                        Insurance

The Company has in full force and effect fire and casualty insurance policies and insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for similarly situated companies in similar businesses, and such insurance policies have been issued by financially sound, duly licensed and reputable insurers.

5.21                        Labor Relations

No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

5.22                        Consent

Other than the declaration of effectiveness by the Commission of any Registration Statement required to be filed pursuant to this Agreement, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, the OTC Bulletin Board or the Company’s shareholders is required for execution of the Transaction Agreements, including, without limitation the issuance and sale of the Notes, Warrants and Warrant Shares and the performance of the Company’s obligations under the Transaction Agreements.  The Company has obtained all required waivers of preemption rights in connection with the issuance of the Notes and Warrants.

5.23                        Offering

Subject in part to the accuracy of the Holders’ representations and warranties in Section 6, the offer, sale, and issuance of the Notes and Warrants in compliance with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Notes or Warrants to any person or persons so as to bring the sale of such Notes and Warrants by the Company within the registration provisions of the Securities Act or any applicable state securities laws.

5.24        Brokers or Finders

With the exception of Craig-Hallum Capital Group LLC, the Company has not engaged any brokers, finders, or agents.  The Holders have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Agreements.

5.25        Registration and Listing Requirements

The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and quoted on the OTC Bulletin Board under the symbol “MCVI.OB.”  The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration, nor has the Company received any oral or written notice that its Common Stock will cease to be quoted on the OTC Bulletin Board.  The Company is not aware of any event or circumstance that will or may cause the Company Common Stock to cease to be quoted on the OTC Bulletin Board.

5.26        Correctness of Representations

The Company represents that the foregoing representations and warranties are true and correct as of the date hereof, and, unless the Company otherwise notifies the Holders in writing prior to the Effective Date, shall be true and correct as of the Effective Date.

5.27        Disclosure

The Company has made available to the Holders all the information that the Holders have requested in connection with their decisions as to whether to purchase the Notes and Warrants pursuant to this Agreement.  Neither the Transaction Agreements nor any other exhibits, schedules, documents or certificates delivered in connection with the Transaction Agreements, which shall include the Company’s SEC Filings, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

SECTION 6.         REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date with respect to each purchase of Notes by such Holder as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

6.1          Organization; Authority

Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by Holder of the transactions contemplated by the Transaction Agreements have been duly authorized by all necessary corporate or similar action on the part of such Holder.  Each Transaction Agreement to which it is a party has been duly executed by Holder, and when delivered by Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.2          Investment Representations

(a)            Information about the Company.  The Holder has had access to and has been furnished with information relating to the business, operations and financial condition of the Company as well as this Agreement and the transactions contemplated hereby, and has had an adequate opportunity to ask such questions of, and receive answers from, the Company or an agent or representative of the Company, regarding the Company and its business to the extent deemed necessary by the Holder in order to form a decision concerning an investment in the Company.

(b)           Holder Bears Economic Risk.  Holder has substantial experience in evaluating and investing in highly speculative securities and as such is capable of evaluating the merits and risks of its investment in the Company.  Holder understands that the Company has no present intention of registering the Notes, Warrants or any of the Warrant Shares, excepts as provided in Section 8 of this Agreement.  Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Notes, Warrants or the Warrant Shares under the circumstances, in the amounts or at the times Holder might propose.

(c)           Acquisition for Own Account.  Holder is acquiring the Notes and Warrants, and will acquire the Warrant Shares, for Holder’s own account for investment only, and not with a view towards their public distribution.

(d)           Holder Can Protect Its Interest.  Holder represents that by reason of its, or of its management’s, business or financial experience, Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Security Documents.  Further, Holder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(e)           Accredited Holder.  Holder represents that it is an accredited Holder within the meaning of Regulation D of the Securities Act.

(f)            Residence.  Each Holder is a bona fide resident of, or entity duly formed pursuant to the laws of, and is domiciled in, the state or country set forth in his, her or its address as provided below.

6.3          Correctness of Representations

Holder represents that the foregoing representations and warranties are true and correct as of the date hereof, and, unless Holder otherwise notifies the Company in writing prior to the Effective Date, shall be true and correct as of the Effective Date.

SECTION 7.         CONDITIONS TO CLOSING

7.1          Conditions to Holders’ Obligations at the Closing

Holders’ obligations under this Agreement are subject to the satisfaction, at or prior to the respective Closing, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 5 shall be true and correct in all material respects as of the Effective Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

(b)           Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements (except for such as may be properly obtained subsequent to the Closing).

(c)           Corporate Documents.  The Company shall have delivered to Holders or their counsel copies of all corporate documents of the Company as Holders shall reasonably request.

(d)           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Holders and their counsel, and the Holders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e)           Payment of Fees.  All fees required to be paid at the Closing under Section 9.1 shall have been paid.

(f)            Compliance Certificate.  The Company will have delivered to counsel for each Holder a certificate, executed on the Company’s behalf by the Company’s Chief Executive Officer, in substantially the form attached as Exhibit D, certifying the satisfaction of the closing conditions listed in this Section 7.1.

(g)           Legal Opinion.  The Holders will have received from the Company’s legal counsel a legal opinion, dated as of the Effective Date, in substantially the form attached as Exhibit E.

(h)           Secretary’s Certificate.  The Company will have delivered to counsel for each Holder a certificate, executed on the Company’s behalf by the Company’s Secretary, in substantially the form attached as Exhibit F.

7.2          Conditions to Obligations of the Company

The Company’s obligations under this Agreement are subject to the satisfaction, on or prior to the respective Closing, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by Holders in Section 6 shall be true and correct in all material respects as of the Effective Date, and the Holders shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Holders.

SECTION 8.         REGISTRATION RIGHTS

8.1          Registration Rights

The Company agrees to prepare and file with the Commission, no later than fifteen (15) days following the date on which the Company’s Annual Report on Form 10-KSB is due for the fiscal year ending April 30, 2007 (the “Filing Date”), a registration statement on Form SB-2, Form S-3 or such other form of registration statement as may be required by the Securities Act or as may be deemed appropriate by the Company (the “Registration Statement”) to enable the resale of the Warrant Shares underlying the Closing Warrants (the “Registrable Securities”) by the Holders from time to time on the OTC Bulletin Board or in privately-negotiated transactions.  The Registration Statement is intended to register Registrable Securities issued pursuant to this Agreement as well as Registrable Securities issued in the First Closing.  The term “Registrable Securities” does not include (1) the Warrant Shares underlying the Initial Interest Warrants or any Quarterly Interest Warrants issued to the Holders or (2) any Warrant Shares underlying the Closing Warrants that may not be included in the Registration Statement as a result of an interpretation by the Commission that Securities Act Rule 415 prohibits such registration.  To the extent that Warrant Shares must be excluded from the Registration Statement pursuant to clause (2) of the immediately preceding sentence, the number of Warrant Shares included in the Registration Statement will be reduced on a pro-rata basis.

8.2          Registration Procedures

The Company will keep each Holder advised in writing as to the status of the Registration Statement as set forth herein.  At the Company’s expense, the Company will:

(a)         use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission within forty-five (45) days of the Filing Date (in the case of no review of the Registration Statement by the Commission) or ninety (90) days of the Filing Date (in the case of a review of the Registration Statement by the Commission) (as applicable, the “Required Effective Date”);

(b)         promptly and without delay prepare and file with the Commission, and concurrently provide copies to the Holder, such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Holder’s Registrable Securities, the earlier of the (i) second anniversary of the effective date of the Registration Statement, (ii) the date on which the Holder may sell all Registrable Securities then held by the Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Registrable Securities have been sold pursuant to a Registration Statement;

(c)         furnish such number of prospectuses and other documents incident to such prospectus, including any prospectus amendment or prospectus supplement, as a Holder from time to time may reasonably request;

(d)         use commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as will be reasonably requested by the Holders; provided, that the Company will not be required, in connection with any such registration and qualification or as a condition to any such registration and qualification, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)         notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)         notify each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(g)        at the request of any such Holder, furnish: (i) at the sole expense of the Company, an opinion dated as of the effective date of the Registration Statement the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters as such underwriters and Holder or Holders may reasonably request; and (ii) letters dated as of the effective date of the Registration Statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters as such underwriters and Holder or Holders may reasonably request;

(h)        if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request; and

(i)            at any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the Registration Statement would:

(A)  materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or

(B)  require public disclosure of any transaction of the type discussed in Section 8.2(i)(A) prior to the time such disclosure might otherwise be required;

Beginning five (5) Business Days after the receipt of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such Holders for a specified period of time that is customary under the circumstances (not to exceed 30 days during any 12-month period).  The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 8.2(i).

8.3          Discontinued Disposition

Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 8.2(e) or Section 8.2(f), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.

8.4          Non-Registration Event

The Company acknowledges and agrees that the Holders will suffer material damages if the Registration Statement is not declared effective by the Commission by the Required Effective Date and maintained in the manner and within the time periods contemplated by Section 8.2 hereof, and it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if the Registration Statement is not declared effective by the Commission on or prior to the Required Effective Date (the “Non-Registration Event”), then, for so long as the Non-Registration Event shall continue, the Company shall pay to each Holder as liquidated damages for each month during the pendency of such Non-Registration Event an amount equal to one (1%) percent per month (pro rated for any portion thereof) of the aggregate value of the Warrant Shares underlying the Holder’s Closing Warrants then held by such Holder (which shall be measured at $4.00 per share); provided, however, that no amount in liquidated damages shall be paid to any Holder pursuant to this Section 8.4 for the Company’s failure to register the Warrant Shares if such failure is as a result of an interpretation by the Commission that Securities Act Rule 415 prohibits such registration. Payments to be made pursuant to this Section 8.4 shall be due and payable to the Holders in immediately available funds within ten (10) business days after receipt of written demand from a Holder.

8.5          Registration Expenses

The Company will be responsible for all expenses incurred by it in connection with the preparation and filing of the Registration Statement, regardless of whether any Registrable Securities are sold pursuant to such Registration Statement.  All selling expenses incurred by any Holder in connection with the Registration Statement or the Registrable Securities, including broker or similar commissions, will be borne by such Holder.

8.6          Indemnification

(a)           Indemnification by Company.  The Company will indemnify each Holder, and each Holder’s officers, directors, members, governors, employees, partners, legal counsel, and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act with respect to any registration, qualification, or compliance effected pursuant to this Section 8, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act, any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect of such expenses, claims, losses, damages, and liabilities) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or similar document) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state in such document a material fact required to be stated in such document or necessary to make the statements in such document not misleading, or any violation by the Company of the Securities Act and any applicable state securities laws or any rule or regulation under the Securities Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, and each of such Holder’s officers, directors, partners, legal counsel, and accountants, and each person controlling such Holder, and each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use in such document.  The Parties expressly agree and acknowledge that the indemnity agreement contained in this Section 8.6(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the Company’s consent (which consent will not be unreasonably withheld, delayed or conditioned).

(b)           Indemnification by Holder.  Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, and each of the Company’s directors, officers, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, and each of their respective officers, directors, and partners, and each person controlling such Holder or other Company stockholder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state in such document a material fact required to be stated in such document or necessary to make the statements in such document not misleading, and will reimburse the Company, and such Holders, and directors, officers, legal counsel, and accountants, and underwriters, and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in such document; provided that such Holder’s obligations under this Section 8.6(b) will not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect of such claims, losses, damages, or liabilities) if such settlement is effected without such Holder’s consent (which consent will not be unreasonably withheld, delayed or conditioned); and provided further that in no event will any indemnity under this Section 8.6(b) exceed the net proceeds.  For purposes of this Section 8.6(b) and Section 8.6(d), the term “net proceeds,” with respect to any particular Holder, means the proceeds from the offering received by such Holder after deducting underwriters’ commissions, discounts, and expenses attributable to the Registrable Securities sold by such Holder.

(c)           Indemnification Procedures.  Each party entitled to indemnification under this Section 8.6 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of such claim or any litigation resulting from such claim; provided that counsel for the Indemnifying Party who will conduct the defense of such claim or any litigation resulting from such claim, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense.  Notwithstanding the foregoing, any Indemnified Party’s failure to give notice as provided in this Section 8.6(c) will not relieve the Indemnifying Party of the Indemnifying Party’s obligations under this Section 8.6 to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term of such judgment or such settlement the claimant’s or plaintiff’s release of such Indemnified Party from all liability in respect to such claim or litigation.  Each Indemnified Party will furnish such information regarding such Indemnified Party or the claim in question as an Indemnifying Party may reasonably request in writing and as will be reasonably required in connection with defense of such claim and litigation resulting from such claim.

(d)           Indemnification Unavailability.  If the indemnification provided for in this Section 8.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to in this Section 8.6, then the Indemnifying Party, instead of indemnifying such Indemnified Party under Section 8.6(a) or Section 8.6(b), will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event will any contribution by a Holder under this Section 8.6(d) exceed the net proceeds (as defined in Section 8.6(b)).  The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the Parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

8.7          Information from Holder

Each Holder will furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as will be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 8.

8.8          Rule 144 Reporting

With a view to making available the benefits of certain Commission rules and regulations that may permit the sale of the Warrant Shares underlying the Initial Interest Warrant and the Quarterly Interest Warrant, if exercised (the “Restricted Securities”), to the public without registration, the Company agrees to:

(a)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(b)           so long as a Holder owns any Restricted Securities, furnish to the Holder, promptly upon the Holder’s written request, a written statement by the Company as to the Company’s compliance with the reporting requirements of Rule 144 and the Exchange Act.

SECTION 9.         MISCELLANEOUS

9.1          Payment of Fees

The Company shall pay to Whitebox all reasonable expenses, including the fees of its legal counsel, incurred by Whitebox and its advisor, Whitebox Advisors, LLC, in connection with entry into this Agreement and the other Transaction Agreements including but not limited to any and all fees and expenses related to due diligence or other matters relating to or arising out of any of the foregoing.

9.2          Governing Law; Venue

This Agreement shall be governed by the laws of the State of Minnesota without regard to the conflicts of law principles of any jurisdiction.  With respect to any disputes arising out of or related to this Agreement or to any other Transaction Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Hennepin County, Minnesota (or, in the event of exclusive federal jurisdiction, the federal courts of the District of Minnesota).

9.3          Survival

The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

9.4          Successors and Assigns

This Agreement, and any and all rights, duties, and obligations under this Agreement, will not be assigned, transferred, delegated, or sublicensed by any party without the other party’s prior written consent.  Any attempt by any party without such prior written consent to assign, transfer, delegate, or sublicense any rights, duties, or obligations that arise under this Agreement will be void.  Subject to the foregoing and except as otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the parties’ respective successors, assigns, heirs, executors, and administrators.

9.5          Entire Agreement

The Transaction Agreements and all the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

9.6          Severability

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.7          Amendment and Waiver

This Agreement may be amended or modified only upon the written consent of the Company and the Holders holding a majority-in-interest of the Principal Amount of the Notes.

9.8          Delays or Omissions

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under any of the Transaction

Agreements shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under any of the Transaction Agreements or any waiver on such party’s part of any provisions or conditions of any of the Transaction Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies under the Transaction Agreements or as otherwise afforded to any party shall be cumulative and not alternative.

9.9          Notices

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at its address on the first page hereof and to the Holders at their respective addresses set forth on the signature page hereof or at such other address as the Company or an Holder may designate by ten (10) days advance written notice to the other parties hereto.

9.10        Titles and Subtitles; Counterparts

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.  This Agreement may be delivered via facsimile and may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.11        Exculpation among Holders

Each Holder acknowledges that it is not relying upon any representation or warranty of any person, firm, or corporation, other than the Company, in making its investment or decision to invest in the Company.  Each Holder agrees that none of the other Holders or the respective controlling persons, officers, directors, partners, agents, or employees of any other Holder shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

MEDICALCV, INC.

By	/s/ Marc P. Flores
Marc P. Flores
President and Chief Executive Officer

[Separate Holder Signature Pages Follow]

HOLDERS:

WHITEBOX READY LTD.

BY:	/s/ JONATHAN D. WOOD
JONATHAN D. WOOD
CHIEF FINANCIAL OFFICER

ADDRESS:

3033 EXCELSIOR BOULEVARD
SUITE 300
MINNEAPOLIS, MN 55416

TAX I.D./SOCIAL SECURITY NO.

CRAIG-HALLUM PARTNERS LP

By:	/s/ KEVIN P. HARRIS
Its:	MANAGING MEMBER OF CRAIG-HALLUM MANAGEMENT, MANAGING PARTNER

Address:

222 S. 9th ST., STE. 350
MINNEAPOLIS, MN 55402

Tax I.D./Social Security No.

2

ASA OPPORTUNITY FUND L.P.

By:	/s/ ROBERT D. FURST JR
Its:	MANAGING MEMBER OF ASA OF ADVISORS LLC, GENERAL PARTNER

Address:

601 CARLSON PARKWAY
SUITE 610
MINNETONKA, MN 55305

Tax I.D./Social Security No.

3

BURGUETE INVESTMENT PARTNERSHIP, LP

By:	/s/ JAMES J. TIAMPO, PRESIDENT OF VERBIER MANAGEMENT CORP.
Its:	GENERAL PARTNER

Address:

435 MARTIN STREET
SUITE 3090
BLAINE, WA 98230

Tax I.D./Social Security No.

4

POTOMAC CAPITAL PARTNERS LP

By:	/s/ KENNETH BERKOW
Its:	C.F.O.

Address:

C/O POTOMAC CAPITAL MANAGEMENT
825 THIRD AVE, 33RD FLOOR
NEW YORK, NY 10022

Tax I.D./Social Security No.

5

POTOMAC CAPITAL INTERNATIONAL LTD.

By:	/s/ KENNETH BERKOW
Its:	C.F.O.

Address:

C/O POTOMAC CAPITAL MANAGEMENT
825 THIRD AVE, 33RD FLOOR
NEW YORK, NY 10022

Tax I.D./Social Security No.

6

PLEIADES INVESTMENT PARTNERS-R LP

By:	/s/ KENNETH BERKOW
Its:	C.F.O.

Address:

C/O POTOMAC CAPITAL MANAGEMENT
825 THIRD AVE, 33RD FLOOR
NEW YORK, NY 10022

Tax I.D./Social Security No.

7

SCHEDULE 1.0

LIST OF HOLDERS

First Closing: April 20, 2007

Holder	Note Amount

Whitebox Ready Ltd.	$8,000,000

Second Closing: June 15, 2007

Holder	Note Amount

Whitebox Ready Ltd.	$2,000,000
Craig-Hallum Partners LP	$200,000
ASA Opportunity Fund, L.P.	$300,000
Burguete Investment Partnership LP	$500,000
Potomac Capital Partners LP	$624,459
Potomac Capital International Ltd.	$431,537
Pleiades Investment Partners-R LP	$444,004

8

MedicalCV, Inc.

Schedule 5.4(a) - Authorized and Issued Capital Stock

As of June 11, 2007

	Authorized	Issued and Outstanding	Available for Issuance

5% Series A Redeemable Convertible Preferred Stock;
$0.01 par value; stated value $10,000 per share	1,900	0	1,900
Preferred Stock; $0.01 par value	998,100	0	998,100
Common Stock; $0.01 par value	24,000,000	9,837,224	14,162,776
Capital Stock	25,000,000	9,837,224	15,162,776

MedicalCV, Inc.

Schedule 5.4(b) - Capital Stock Reserved for Issuance

As of June 11, 2007

Capital Stock Reserved for Issuance

1992 Stock Option Plan	50,000
1993 Director Stock Option Plan	30,000
1997 Stock Option Plan	50,000
2001 Equity Incentive Plan	600,000
2005 Director Stock Option Plan	100,000
Capital stock reserved for stock options issued outside of shareholder approved plans	513,715
Capital stock reserved for warrants (1)	2,498,075
Capital Stock Reserved for Issuance	3,841,790

(1)  Excludes “interest accrual” warrants to be issued in connection with the Secured Promissory Note dated April 20, 2007.

MedicalCV, Inc.

Schedule 5.4(c) - Securities Issued or Issuable with Anti-Dilution Provisions Potentially Impacted by Issuance of Warrants in this Transaction, including participation rights

As of June 11, 2007

Dated Issued	Expiration Date	Pre-Event # of Shares	Pre-Event Exercise Price	Pre-Event Extended Value	Post-Event # of Shares	Post-Event Exercise Price	Post-Event Extended Value	Holder Name	Warrant Type	Anti- Dilution Type	Anti- Dilution Expiration	Right of Participation
2/3/2004	2/3/2014	145,145	$4.56	661,861	TBD	TBD	TBD	PKM Properties, LLC	Regular	Wtg. Avg.	Life
2/3/2004	2/3/2014	59,649	$4.56	271,999	TBD	TBD	TBD	Peter L. Hauser	Regular	Wtg. Avg.	Life
5/21/2004	5/21/2009	8,352	$4.56	38,085	TBD	TBD	TBD	Nicholas P. Hauser	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	15,872	$4.56	72,376	TBD	TBD	TBD	John C. Feltl	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	6,927	$4.56	31,587	TBD	TBD	TBD	Mary Joanne Feltl	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	815	$4.56	3,716	TBD	TBD	TBD	Alan Frailich	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	2,192	$4.56	9,996	TBD	TBD	TBD	John Ryden	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	797	$4.56	3,634	TBD	TBD	TBD	Berthel Fisher & Co. Financial Services, Inc.	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	797	$4.56	3,634	TBD	TBD	TBD	Neil Engquist	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	645	$4.56	2,941	TBD	TBD	TBD	Okoboji Financial Services	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	2,771	$4.56	12,636	TBD	TBD	TBD	David Lantz	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	129	$4.56	588	TBD	TBD	TBD	G. Douglas Pritchard	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	3,546	$4.56	16,170	TBD	TBD	TBD	A. Gordon Schierman	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	2,734	$4.56	12,467	TBD	TBD	TBD	Donald Steinkamp	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	644	$4.56	2,937	TBD	TBD	TBD	William Freerks	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	1,350	$4.56	6,156	TBD	TBD	TBD	Chip A. Rice	Unit	Wtg. Avg.	Life
5/21/2004	5/21/2009	2,095	$4.56	9,553	TBD	TBD	TBD	Nicholas H. Shermeta	Unit	Wtg. Avg.	Life
11/13/2003	11/13/2013	29,545	$4.40	129,998	TBD	TBD	TBD	PKM Properties, LLC	Regular	Wtg. Avg.	Life
11/17/2004	11/17/2014	11,573	$4.32	49,995	TBD	TBD	TBD	PKM Properties, LLC	Regular	Wtg. Avg.	Life
11/24/2003	11/24/2013	3,073	$4.23	12,999	TBD	TBD	TBD	Richard H. Nicholson	Regular	Wtg. Avg.	Life
11/24/2003	11/24/2013	3,073	$4.23	12,999	TBD	TBD	TBD	CPL Investments	Regular	Wtg. Avg.	Life
11/24/2003	11/24/2013	9,219	$4.23	38,996	TBD	TBD	TBD	Nicholson Boys LP	Regular	Wtg. Avg.	Life
11/24/2003	11/24/2013	6,146	$4.23	25,998	TBD	TBD	TBD	Raft Co.	Regular	Wtg. Avg.	Life
11/24/2003	11/24/2013	9,219	$4.23	38,996	TBD	TBD	TBD	Draft Co.	Regular	Wtg. Avg.	Life
10/13/2006	10/13/2011	75,000	$4.00	300,000	N/A	N/A	N/A	Potomac Capital Partners LP	Regular	Full Ratchet	7/13/2007	Yes
10/13/2006	10/13/2011	50,000	$4.00	200,000	N/A	N/A	N/A	Potomac Capital International Ltd	Regular	Full Ratchet	7/13/2007	Yes
10/13/2006	10/13/2011	53,571	$4.00	214,284	N/A	N/A	N/A	Pleiades Investment Partners - R LP	Regular	Full Ratchet	7/13/2007	Yes
4/20/2007	4/20/2012	1,200,000	$4.00	4,800,000	N/A	N/A	N/A	Whitebox Ready Ltd.	Regular	Full Ratchet	4/20/2008
4/4/2003	4/4/2013	60,932	$3.59	218,746	N/A	N/A	N/A	PKM Properties, LLC	Regular	Wtg. Avg.	Life
7/1/2003	7/1/2013	62,429	$3.59	224,120	N/A	N/A	N/A	PKM Properties, LLC	Regular	Wtg. Avg.	Life
7/1/2003	7/1/2013	74,164	$3.59	266,249	N/A	N/A	N/A	Peter L. Hauser	Regular	Wtg. Avg.	Life
8/20/2003	8/20/2013	11,734	$3.59	42,125	N/A	N/A	N/A	PKM Properties, LLC	Regular	Wtg. Avg.	Life
1/17/2003	1/17/2013	59,600	$3.50	208,600	N/A	N/A	N/A	PKM Properties, LLC	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	72,734	$3.40	247,296	N/A	N/A	N/A	PKM Properties, LLC	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	2,166	$3.40	7,364	N/A	N/A	N/A	Robert G. Allison IRA	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	2,746	$3.40	9,336	N/A	N/A	N/A	Bradley A. Erickson IRA	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	5,067	$3.40	17,228	N/A	N/A	N/A	Dennis D. Gonyea	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	2,166	$3.40	7,364	N/A	N/A	N/A	John T. Potter	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	2,166	$3.40	7,364	N/A	N/A	N/A	Brust Limited Partnership	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	1,005	$3.40	3,417	N/A	N/A	N/A	Alan R. Reckner	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	2,746	$3.40	9,336	N/A	N/A	N/A	Carolyn Salon	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	2,166	$3.40	7,364	N/A	N/A	N/A	Joel Salon	Regular	Wtg. Avg.	Life
3/3/2005	3/3/2015	17,329	$3.40	58,919	N/A	N/A	N/A	Robert Furst Pension Plan & Trust	Regular	Wtg. Avg.	Life
4/1/2005	4/1/2010	10,996	$3.25	35,737	N/A	N/A	N/A	Gary Kohler	Regular	Full Ratchet	Life
4/1/2005	4/1/2010	30,000	$3.25	97,500	N/A	N/A	N/A	ASA Opportunity Fund LP	Regular	Full Ratchet	Life
		2,125,025

	Wtg. Avg.	705,458
	Full Ratchet	1,419,567
		2,125,025

Note: Excludes “interest accrual” warrants to be issued in connection with the Secured Promissory Note dated April 20, 2007.

MedicalCV, Inc.

Schedule 5.4(d) - Oustanding Agreements for the Issuance of Capital Stock

As of June 11, 2007

	Outstanding Agreements for the Issuance of Common Stock	Available for Future Issuance

1992 Stock Option Plan	775	0
1993 Director Stock Option Plan	4,200	0
1997 Stock Option Plan	39,500	10,500
2001 Equity Incentive Plan	276,363	322,637
2005 Director Stock Option Plan	63,846	36,154
Options outside of approved plans	513,715
Common Shares Issuable under Stock Options	898,399	369,291

Warrants (1)	2,398,743
Unit Warrants	49,666
Embedded Warrants	49,666
Common Shares Issuable under Warrants (1)	2,498,075

AGREEMENTS OUTSTANDING FOR ISSUANCE OF COMMON STOCK (1)	3,396,474

AVAILABLE AND OUTSTANDING AGREEMENTS FOR ISSUANCE OF COMMON STOCK (1)		3,765,765

(1) Excludes “interest accrual” warrants to be issued in connection with the Secured Promissory Note dated April 20, 2007.

MedicalCV, Inc.

Schedule 5.4(e) - Shareholder Agreements, Voting Agreements, Proxy Rights, etc.

As of June 11, 2007

None

MedicalCV, Inc.

Schedule 5.6(a) - Form 10-KSB, Forms 10-QSB, and Off-Balance Sheet Arrangements or Transactions

As of June 11, 2007

Remaining Amount Payable
Operating Lease	17,050
LightWave Royalty - minimum annual payments	2,325,000
LightWave Royalty - milestone after $1.5M cumulative sales	385,000
Total Off-Balance Sheet Obligations	2,727,050

MedicalCV, Inc.

Schedule 5.7 - Changes since Balance Sheet Date of January 31, 2007

As of June 11, 2007

(n) Granted an option on March 30, 2007 to purchase 1,000 shares of common stock to an employee; granted an option on May 31, 2007 to purchase 2,000 to an employee; granted an option on May 31, 2007 to purchase 1,500 shares of common stock to an employee; issued warrants on March 14, 2007 for the purchase of 5,000 shares of common stock to LightWave Ablation Systems for milestone achievements; and adjusted certain warrants on April 20, 2007 to purchase an additional 4,437 shares of common stock as a result of anti-dilution adjustments.

MedicalCV, Inc.

Schedule 5.19 - Material Licenses, Permits, Approvals

As of June 11, 2007

US FDA 510(K)
	Device Classification Name	510(K) Number	Decision Date
SOLAR™ Surgical Ablation System	Laser Instrument, Surgical, Powered	K061489	3-16-07
ATRILAZE™ Surgical Ablation System	Laser Instrument, Surgical, Powered	K060680	4-11-06
ATRILAZE™ Malleable S-2 Disposable Probe	Laser Instrument, Surgical, Powered	K052495	10-11-05
ATRILAZE™ Soft Tissue Ablation System	Laser Instrument, Surgical, Powered	K040744	11-30-04

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SUCH ACT OR STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREUNDER IS NOT REQUIRED.

SECURED PROMISSORY NOTE

$	June , 2007
2007 Secured Notes Series

FOR VALUE RECEIVED, the undersigned, MedicalCV, Inc., a Minnesota corporation (the “Borrower”), with its principal executive office at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, hereby promises to pay to the order of                                                   (the “Holder”), or its assigns, the principal sum of $                                 , or such greater or lesser amount as shall then equal the outstanding principal amount hereof (the “Principal Amount”), together with interest from the date of this Secured Promissory Note (this “Note”) on the outstanding principal balance at an annual rate equal to 11% per annum. All payments of principal and interest shall be made in immediately available funds in lawful money of the United States.

This Note is one of multiple notes in the 2007 Secured Notes Series (collectively, the “Notes”) referred to in that certain Secured Note Purchase Agreement dated June    , 2007 by and among the Company, the Holder and certain other holders (the “Note Purchase Agreement”).  The Notes are secured by a first priority security interest in and to the Company’s assets, as set forth in that certain Security Agreement June    , 2007 by and among the Company, the Holder and certain other holders (the “Security Agreement”).  Capitalized terms not otherwise defined in this Note have the meanings placed on them in the Note Purchase Agreement and/or the Security Agreement.

1.             Payment of Principal and Interest

(a)   The entire unpaid principal balance, together with any accrued but unpaid interest and other unpaid charges or fees hereunder, shall be due and payable on the date that is thirty-six (36) months following the Effective Date of the Note Purchase Agreement (the “Maturity Date”).

(b)   During the initial twelve (12) month period following the Effective Date, interest on the Note will accrue and be added to the Principal Amount of the Note.  Within thirty (30) days following the end of such 12-month period, the Company shall issue to the Holder a five-year Warrant, in substantially the form attached to the Note Purchase Agreement as Exhibit B2, which shall entitle the Holder to purchase such number of shares of the Company’s Common Stock that is equal to the quotient obtained by dividing (i) 60% of the accrued interest for the initial 12-month period by (ii) $4.00.

(c)   Following the initial 12-month period, the Company will have the right to (i) pay the accrued interest on the Note quarterly in arrears or (ii) allow the interest for such quarter continue to accrue and be added to the Principal Amount of the Note.  Any payment of accrued interest must be made to the Holder on or before the 15th day following the end of such quarter.  If the Company elects to have the quarterly interest added to the Principal Amount of the Note, then the Company shall issue to the Holder, within thirty (30) days following the end of such quarter, a five-year Warrant, in substantially the form attached to the Note Purchase Agreement as Exhibit B2, entitling the Holder to purchase such number of shares of the Company’s Common Stock that is equal to the quotient obtained by dividing (i) 60% of the accrued interest for the quarter by (ii) $4.00.

(d)   The Borrower shall have the right to prepay this Note, in part or in whole, at any time during the term of this Note, subject to a premium payment (the “Premium Payment”) payable to the Holder as follows:

(i)    8% of the Principal Amount if prepayment is made within the first 12-month period following the Effective Date;

(ii)   6% of the Principal Amount if prepayment is made within the second 12-month period following the Effective Date; and

(iii)  3% of the Principal Amount if prepayment is made within the third 12-month period following the Effective Date.

The Prepayment Premium shall be paid to the Holder in immediately available funds simultaneously with the Prepayment.  If the Borrower elects to prepay less than the whole Principal Amount then outstanding, then the Prepayment Premium shall apply only to such portion of the Principal Amount that is being prepaid at that time.  The Prepayment Premium shall not apply if the prepayment of the Note is a result of a change of control of the Company.

(e)   Notwithstanding anything herein to the contrary, if any payment of Principal Amount or interest (or, pursuant to Section 1(b) or (c) above, a Warrant issuance) becomes due on a Saturday, a Sunday or a day on which banks in the State of Minnesota are authorized or required by law to close, the due date thereof shall be extended to the immediately succeeding day which is not a Saturday, a Sunday or a day on which the banks in the State of Minnesota are closed, and any applicable interest thereon shall accrue during the period of such extension at the rate provided for herein.

(f)    If the Principal Amount of the Note is prepaid in full prior to the Maturity Date, the Company agrees to issue to the Holder, at the time of the Prepayment, the Warrant that would otherwise have been issuable pursuant to Section 1(b) or 1(c) for such period, as applicable, calculated on a pro rata basis for that period.

2.             Warrant Rights.  The Holder shall be entitled to receive Warrants to purchase shares of the Borrower’s common stock, as set forth in the Note Purchase Agreement and in Sections 1(b) and 1(c) of this Note (without duplication).

3.             Rights of Holder.  Upon an Event of Default, the rights and remedies of the Holder are as set forth in the Note Purchase Agreement and the Security Agreement, which, among other things,  provide that the with respect to any action taken in connection with the Note Purchase Agreement or the Security Agreement, the Holders of the 2007 Secured Note Series shall act in accordance with and under the directions of the Holders holding a majority-in-interest of the outstanding Principal Amount of the Notes, or a designee appointed by such Holders.

4.             Security.  This Note and the payment of all principal, interest and other sums hereunder is secured by a security interest in the Collateral, pursuant to the Note Purchase Agreement and the Security Agreement.

5.             Amendments.  Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only in writing.

6.             Waiver.  The failure of the Holder to insist, in any one or more instances, on performance of any of the terms, covenants and conditions hereof shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such terms, covenants or conditions, but the obligation of the Borrower with respect thereto shall continue to be in full force and effect.

7.             Benefits; Assignment.  The rights and benefits of the Holder hereunder shall inure to the benefit of its successors and assigns, and Borrower acknowledges that Holder may pledge this Note to its Holders. The Borrower may not assign any rights or obligations hereunder without the prior written consent of the Holder, and any such attempted assignment shall be null and void and of no force or effect.

8.             Notices.  All notices, requests and demands to or upon the parties hereto shall be deemed to have been given or made when deposited in the mail, certified or registered, postage prepaid, addressed to the address of the party set forth in the Note Purchase Agreement or such other address as any party may request by notice given as aforesaid.

9.             Collection.  The Borrower agrees to pay any costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Holder in the collection of any and all amounts due under this Note that are not paid when due and in the enforcement of the Holder’s rights under this Note.

10.          Governing Law.  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

11.          Severability.  The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision hereof and all other provisions hereof shall remain in full force and effect.

IN WITNESS WHEREOF, this Secured Promissory Note has been executed and delivered on the date first above written by the undersigned Borrower.

MEDICALCV, INC.

By:
Marc P. Flores
President and Chief Executive Officer

EXHIBIT B1

WARRANT TO BE ISSUED AT CLOSING

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase                Shares of Common Stock of

MEDICALCV, INC.

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received,                               (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from MEDICALCV, INC., a Minnesota corporation (the "Company"), up to             shares (the "Warrant Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock").  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions.  In addition to the terms defined elsewhere in this Warrant, for all purposes of this Warrant, the following terms have the meanings indicated in this Section 1.

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing Date" means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the parties' obligations thereunder have been satisfied or waived.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Securities" means the Warrants and the Warrant Shares.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

"Transaction Documents" means this Warrant, the Secured Note Purchase Agreement dated June   , 2007 by and among the Company, the Holder and certain other holders listed on Schedule 1.0 thereto (the "Purchase Agreement") and any other documents or agreements executed in connection with the transactions contemplated thereunder.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the investors who are signatories to the Transaction Documents and reasonably acceptable to the Company.

Section 2.               Exercise.

a)             Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile or ".pdf" copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, unless this Warrant is being exercised pursuant to the cashless exercise

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provision set forth in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)            Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $4.00, subject to adjustment hereunder (the "Exercise Price").

c)             Cashless Exercise.  The Holder may also exercise this Warrant, only to the extent of any Warrant Shares that may not be included in the registration statement required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Purchase Agreement as a result of an interpretation by the Commission that Securities Act Rule 415 prohibits such registration (the "Excluded Warrant Shares"), by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =                    the VWAP on the Trading Day immediately preceding the date of such election;

(B) =                      the Exercise Price of this Warrant, as adjusted; and

(X) =                     the number of Excluded Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

d)            Mechanics of Exercise.

i.              Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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ii.             Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date").  This Warrant shall be deemed to have been exercised on the date (a) the Exercise Price is received by the Company or (b) notification to the Company that this Warrant is being exercised pursuant to a cashless exercise provision set forth in Section 2(c) above.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

iii.            Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.            Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.             No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.            Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached

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hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.           Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)             Restriction on Exercise. No Holder shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Quarterly Report on Form 10-QSB, Annual Report on Form 10-KSB or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within three (3) business days, confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this Section 2(e) may not be revoked.

Section 3.               Certain Adjustments.

a)             Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this

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Warrant, any other warrant or any option), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Adjustment for Issuance of Shares of Common Stock Below Exercise Price.  From the date hereof until 12 months after the Closing Date (the "Adjustment Period"), the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3(b).

i.              If during the Adjustment Period, the Company issues or sells, or in accordance with this Section 3(b) is deemed to have issued or sold, any shares of Common Stock (excluding Excluded Securities) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such time, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price.

ii.             For purposes of determining the adjusted Exercise Price under Section 3(b) hereof, the following will be applicable:

(A)          Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(ii)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such

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Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.  "Convertible Securities" means any evidence of indebtedness, shares or securities, in each case convertible into or exchangable for Common Stock.  "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

(B)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3(b)(ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(C)           Change in Option Price or Conversion Rate. If the purchase or exercise price provided for in any Options, or the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(ii)(C), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.  Notwithstanding the foregoing, no adjustment shall be made to the Exercise Price of this Warrant due to anti-dilution adjustments made to securities outstanding as of the Closing Date as a result of the issuance of Securities pursuant to the Transaction Documents.

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(D)          Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least a majority in interest of the Warrants then outstanding.

(E)           Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 3(b) in respect of Excluded Securities.  "Excluded Securities" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Company pursuant to any stock option agreement, stock option plan or equity incentive plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options granted pursuant to a stock option agreement, stock option plan or equity incentive plan subsequent to the date hereof shall also be Excluded Securities), (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued in connection with the Purchase Agreement; (ii) securities to a registered broker-dealer in connection with the transactions contemplated by the Purchase Agreement; and/or (iii) other securities or rights exercisable or exchangeable for or convertible into shares of Common Stock which are issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement (other than on a non-discretionary basis pursuant to the pre-existing anti-dilution provisions thereof) to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or other securities issued in connection with any stock split, stock dividend

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or recapitalization of the Company (subject to Section 3(a) hereof), and (e) shares of Common Stock or other securities issued in connection with any registered primary public offering.

c)             Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)            Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

e)             Notice to Holders.

i.              Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.             Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such

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notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.               Transfer of Warrant.

a)             Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)            New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)             Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)            Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under

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the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 5.               Miscellaneous.

a)             No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(ii).

b)            Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)             Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)            Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will

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(a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)             Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)             Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)            Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Company's or the Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company or a Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder or Company (as the case may be), the breaching party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the non-breaching party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)            Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)              Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)              Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary

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damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)             Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)              Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: June , 2007

MEDICALCV, INC.

By:
		Name:	Marc P. Flores
		Title:	President and Chief Executive
Officer

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NOTICE OF EXERCISE

To:

(1)           The undersigned hereby elects to purchase                 Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Excluded Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)           Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [         ] all of or [                ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                     .

		Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B2

FORM OF WARRANT TO BE ISSUED WITH ACCRUED INTEREST

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase                   Shares of Common Stock of

MEDICALCV, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                            (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from MEDICALCV, INC., a Minnesota corporation (the “Company”), up to               shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                                          Definitions.  In addition to the terms defined elsewhere in this Warrant, for all purposes of this Warrant, the following terms have the meanings indicated in this Section 1.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the parties’ obligations thereunder have been satisfied or waived.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities” means the Warrants and the Warrant Shares.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Warrant, the Secured Note Purchase Agreement dated June __, 2007 by and among the Company, the Holder and certain other holders listed on Schedule 1.0 thereto (the “Purchase Agreement”) and any other documents or agreements executed in connection with the transactions contemplated thereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the investors who are signatories to the Transaction Documents and reasonably acceptable to the Company.

Section 2.                                            Exercise.

a)                                                 Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile or “.pdf” copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless this Warrant is being exercised pursuant to the cashless exercise

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provision set forth in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                                     Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $4.00, subject to adjustment hereunder (the “Exercise Price”).

c)                                      Cashless Exercise.  This Warrant may be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =                    the VWAP on the Trading Day immediately preceding the date of such election;

(B) =                      the Exercise Price of this Warrant, as adjusted; and

(X) =                     the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

d)                                     Mechanics of Exercise.

i.                                          Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.                                       Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the

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Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date (a) the Exercise Price is received by the Company or (b) notification to the Company that this Warrant is being exercised pursuant to the cashless exercise provision set forth in Section 2(c) above.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

iii.                                    Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.                                   Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.                                      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.                                   Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

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vii.                                Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)                                      Restriction on Exercise. No Holder shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Quarterly Report on Form 10-QSB, Annual Report on Form 10-KSB or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within three (3) business days, confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this Section 2(e) may not be revoked.

Section 3.                                            Certain Adjustments.

a)                                      Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant, any other warrant or any option), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which

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the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Adjustment for Issuance of Shares of Common Stock Below Exercise Price.  From the date hereof until 12 months after the date hereof (the “Adjustment Period”), the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3(b).

i.                                          If during the Adjustment Period, the Company issues or sells, or in accordance with this Section 3(b) is deemed to have issued or sold, any shares of Common Stock (excluding Excluded Securities) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such time, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price.

ii.                                       For purposes of determining the adjusted Exercise Price under Section 3(b) hereof, the following will be applicable:

(A)                              Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(ii)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.  “Convertible Securities” means any evidence of indebtedness, shares or securities, in each case convertible into or exchangable for Common Stock.  “Options” means rights, options or

6

warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

(B)                                Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3(b)(ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(C)                                Change in Option Price or Conversion Rate. If the purchase or exercise price provided for in any Options, or the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(ii)(C), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.  Notwithstanding the foregoing, no adjustment shall be made to the Exercise Price of this Warrant due to anti-dilution adjustments made to securities outstanding as of the date hereof as a result of the issuance of Securities pursuant to the Transaction Documents.

(D)                               Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or

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Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least a majority in interest of the Warrants then outstanding.

(E)                                 Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 3(b) in respect of Excluded Securities.   “Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Company pursuant to any stock option agreement, stock option plan or equity incentive plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options granted pursuant to a stock option agreement, stock option plan or equity incentive plan subsequent to the date hereof shall also be Excluded Securities), (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued in connection with the Purchase Agreement; (ii) securities to a registered broker-dealer in connection with the transactions contemplated by the Purchase Agreement; and/or (iii) other securities or rights exercisable or exchangeable for or convertible into shares of Common Stock which are issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement (other than on a non-discretionary basis pursuant to the pre-existing anti-dilution provisions thereof) to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company (subject to Section 3(a) hereof), and (e) shares of Common Stock or other securities issued in connection with any registered primary public offering.

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c)                                      Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)                                     Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

e)                                      Notice to Holders.

i.                                          Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.                                       Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

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Section 4.                                            Transfer of Warrant.

a)                                      Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                                     New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)                                      Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                                     Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

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Section 5.                                            Miscellaneous.

a)                                      No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(ii).

b)                                     Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                                     Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain

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all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                                      Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)                                        Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)                                     Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Company’s or the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company or a Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder or Company (as the case may be), the breaching party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the non-breaching party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                                     Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)                                         Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                                         Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k)                                      Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)                                         Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                                   Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                                     Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: June , 2007

MEDICALCV, INC.

By:
	Name:	Marc P. Flores
	Title:	President and Chief Executive Officer

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NOTICE OF EXERCISE

To:

(1)           The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Excluded Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)           Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [           ] all of or [               ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                  .

	Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

FORMS OF SECURITY AGREEMENT AND FORM OF UCC FINANCING STATEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into effective as of June    , 2007 by MedicalCV, Inc., a Minnesota corporation having its principal offices at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077 (the “Debtor”), in favor of the parties listed on Exhibit 1 attached hereto (the “Secured Parties”).

RECITALS:

WHEREAS, the Debtor previously entered into a Security Agreement in favor of Whitebox Ready Ltd. (“Whitebox”), dated April 20, 2007 (the “Prior Security Agreement”); and

WHEREAS, Whitebox is also a Secured Party under this Agreement; and

WHEREAS, the Debtor and Whitebox wish to amend the Prior Security Agreement by entering into this Agreement in favor of the Secured Parties under this Agreement.

NOW, THEREFORE, pursuant to the Secured Note Purchase Agreement dated of even date herewith by and among the Debtor and the Secured Parties (the “Note Purchase Agreement”), and for good and valuable consideration, Debtor hereby agrees for the benefit of the Secured Parties as follows:

1.             SECURITY INTEREST AND COLLATERAL

Debtor hereby grants the Secured Parties a first priority security interest in all of the Debtor’s right, title, and interest in and to the property described below (collectively referred to as the “Security Interest”) as a security for the payment and performance of certain Secured Promissory Notes issued pursuant to the Note Purchase Agreement by Debtor in favor of the Secured Parties, respectively (the “Notes”), together with accrued but unpaid interest thereon, and costs of collection, including reasonable attorneys’ fees, and all other obligations of Debtor to Secured Parties of any nature whatsoever (all known collectively as the “Obligations”).  The Security Interest shall attach to all assets of the Debtor of every kind and every description, whether now owned or hereafter acquired, and all proceeds thereof (the “Collateral”), which shall include without limitation the following:

General Intangibles: All general intangibles of the Debtor, whether now owned or hereafter acquired, including without limitation all present and future patents and patent applications in all jurisdictions and territories (foreign and domestic), together with all divisions, reissues, reexaminations, term extensions, and continuations associated therewith, copyrights, trademarks, service marks, trade names, trade secrets, know-how, processes, and all licenses or agreements of any kind or nature pursuant to which the Debtor possesses, uses, or has authority to possess or use any of the foregoing, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Debtor’s name and the goodwill of the Debtor’s business.

Inventory: All inventory of the Debtor, as that term is defined in the Uniform Commercial Code, whether now owned or hereafter acquired or in which the Debtor obtains rights, whether consisting of whole goods, spare parts or components, supplies or materials whether acquired, held or furnished for sale, for lease or under contracts or for manufacture or processing, and wherever located;

Equipment: All equipment of the Debtor, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, office and recordkeeping equipment, parts,

tools, supplies and all other goods (except inventory) used or bought for use by the Debtor for any business or enterprise and including specifically (without limitation) all accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by the Debtor, and all of which is owned by the Debtor; and

Receivables: Each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, or of a loan, out of the overpayment of taxes or other liabilities, or any other transaction or event, whether such right to payment is created, generated or earned by the Debtor or by some other person who subsequently transfers his, her or its interest to the Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and other security interests) which the Debtor may at any time have by law or agreement against any account debtor or other person obligated to make such payment or against any property of such account debtor or other persons including, but not limited to, all present and future accounts, contract rights, chattel paper, bonds, notes and other debt instruments, and rights to payment in the nature of general intangibles.

The Collateral shall include (i) all substitutes and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or use in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

2.             REPRESENTATIONS, WARRANTIES AND COVENANTS

Debtor represents, warrants, and covenants that:

(a)           Existence and Authority.  Debtor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota, having full power and authority to make and deliver this Agreement.  The correct name of the Debtor is set forth at the beginning of this Agreement.  Debtor’s principal place of business and president are located at the address as set forth in the opening paragraph of this Agreement.  The Debtor covenants with the Secured Parties that it will not change its name, principal executive office, its mailing address, its registered agent or its type or jurisdiction of organization without providing each Secured Party ten days prior written notice.

(b)           Title;  Maintenance.  Debtor is and will be, the owner of the Collateral, free of all liens, encumbrances and security interests except for the security interests created hereby or any interest specifically consented to in writing by the Secured Parties.  The Debtor will keep the Collateral in good order and repair.

(c)           Financing Statements.  The Debtor authorizes the Secured Parties to file all financing statements, documents or records, and any amendments thereto, in such form as the Secured Parties deem necessary to perfect their Security Interest.

(d)           No Encumbrances.  The debtor will not pledge, lien or in any way encumber the Collateral without the prior written consent of the Secured Parties.

(e)           Negative Covenants.  Debtor will not at any time without the Secured Parties’ prior written consent (i) other than in the ordinary course of its business, sell, lease or otherwise dispose of or

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transfer any of the Collateral, (ii) merge or consolidate with another entity or (iii) change its state of organization or location.

(f)            Inspections.  Debtor grants the Secured Parties an irrevocable license to enter Debtor’s business location during normal business hours upon giving reasonable notice to Debtor to (i) account for and inspect all Collateral, (ii) verify Debtor’s compliance with this Agreement and (iii) examine and copy Debtor’s books and records relating to the Collateral.

3.             DEFAULT, REMEDIES AND ACTIONS OF SECURED PARTIES

(a)           Defaults.  Debtor shall be in default under this Agreement upon the happening of any of the Events of Default as defined in the Note Purchase Agreement.

(b)           Remedies.  In the event of a default (i) the Secured Parties shall have the right, at their option and without demand or notice, to declare all or any part of the Obligations immediately due and payable (to the extent that the Obligations are not already by their terms immediately due and payable without any action on the part of the Secured Parties);  (ii) the Secured Parties may exercise, in addition to the rights and remedies granted hereby, all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Minnesota or under any other applicable law (the “UCC”);  (iii) the Secured Parties may exercise their rights to possess, transfer and dispose of the Collateral;  (iv) the Secured Parties may request, and Debtor will agree, to segregate and keep the Collateral in trust for the Secured Parties in good order and repair and will immediately deliver the Collateral at a place specified by the Secured Parties together with all related documents;  and (v) Debtor agrees to pay all costs and expenses incurred by the Secured Parties in the collection of any of the Obligations or the enforcement of any of the Secured Parties’ rights.

(c)           Sale of Collateral.  Upon any default, Debtor agrees that ten (10) or more calendar days prior written notice is commercially reasonable notice of any public or private sale or transfer of Collateral by the Secured Parties.  Upon any default, Debtor irrevocably grants the Secured Parties a license to enter upon Debtor’s premises without notice or judicial order to take possession of the Collateral.  The Secured Parties are hereby granted a license or other right to use, without charge, all of the Debtor’s property, including, without limitation, all of the Debtor’s labels, trademarks, copyrights, patents and advertising matter or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Debtor’s rights under all licenses shall inure to the Secured Parties’ benefit until the Obligations are paid in full.

(d)           Power of Attorney.  Debtor grants the Secured Parties an irrevocable Power of Attorney to (i) execute or endorse on Debtor’s behalf any checks, financing statements, instruments, certificates of title and statements of origin pertaining to the Collateral;  (ii) supply any omitted information and correct errors in any documents between the Secured Parties and Debtor;  (iii) initiate and settle any insurance claims pertaining to the Collateral; and (iv) do anything to preserve and protect the Collateral and the Secured Parties’ rights and interests therein.

(e)           Costs and Expenses.  The Debtor will pay or reimburse the Secured Parties on demand for all out-of-pocket expenses (including in each case all filing, recording fees, taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Parties in connection with the creation, perfection, protection, satisfaction or foreclosure of the Collateral and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Collateral.

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(f)            Defense.  The Debtor will at its own expense, and using its commercially reasonable efforts and sound business judgment, protect and defend the Collateral against all claims or demands of all persons other than the Secured Parties that would cause material harm to the Secured Parties.

(g)           Waiver of Notice and Hearing.  The Debtor hereby waives all rights to a judicial hearing of any kind prior to the exercise by the Secured Parties of their rights to possession of the Collateral without judicial process or of their rights to replevin, attach or levy upon the Collateral without prior notice or hearing.  In the event that a pre-judgment order for replevin is obtained, Debtor waives any requirement of the Secured Parties to post bond.  DEBTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)           Joint Action of the Secured Parties.  With respect to any action taken in connection with this Agreement, the Secured Parties shall act in accordance with and under the directions of the Secured Parties holding a majority-in-interest of the outstanding Principal Amount of the Notes, or a designee appointed thereby.  If the Secured Parties determine to act through a single Secured Party or other designee, the Secured Parties shall so inform the Debtor in writing.  Action thereafter taken by such Secured Party or designee shall be deemed to be taken on behalf of all Secured Parties.

4.             Miscellaneous.

(a)           No Waiver;  Cumulative Remedies.  No failure delay on the part of the Secured Parties to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof.  In addition, no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement.  The remedies provided for in this Agreement are cumulative and not exclusive of any remedies provided by law.

(b)           Law Governing and Construction.  The validity, construction and enforceability of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.

(c)           Continuing Interest.  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the satisfaction in full of all of the Obligations.  At such time as Debtor shall completely satisfy all of the Obligations, this Agreement shall terminate and the Secured Parties shall execute and deliver to Debtor all instruments as may be necessary to re-vest in Debtor full title to the Collateral or evidence such termination.

(d)           Severability.  The provisions of this Agreement are severable.  If any clause or provision is held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

(e)           Modifications.  Any modifications or termination of this Agreement may be made only by a writing signed by all of the parties.

(f)            Binding Effect.  This Agreement and the Security Interest granted hereby, is binding upon Debtor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Parties and each of their successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date first written above.

MEDICALCV, INC.

By
Marc P. Flores
Its President and Chief Executive Officer

[Separate Secured Party Signature Pages Follow]

SIGNATURE PAGE TO SECURITY AGREEMENT

SECURED PARTIES

By:
Its:

Address:

Tax I.D./Social Security No.

SIGNATURE PAGE TO SECURITY AGREEMENT

Exhibit 1

Secured Parties

Whitebox Ready Ltd.
Craig-Hallum Partners LP
ASA Opportunity Fund, L.P.
Burguete Investment Partnership LP
Potomac Capital Partners LP
Potomac Capital International Ltd.
Pleiades Investment Partners-R LP

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Fulbright & Jaworski L.L.P.
80 South 8th Street, Suite 2100
Minneapolis, MN 55402
Attention: Catherine Herman

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed (for record) in the REAL ESTATE RECORDS.
1a.	INITIAL FINANCING STATEMENT FILE #
200716457105; filed 04/20/2007
2.	☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3.

☐ CONTINUATION:  Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4.	☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5.

AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☒ Secured Party of record. Check only one of these two boxes.
Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

	☐		CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party.	☐ DELETE name: Give record name to be deleted in item 6a or 6b.	☒	ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7e-7g (if applicable).

6.	CURRENT RECORD INFORMATION:
	6a.	ORGANIZATION’S NAME
OR
	6b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7.	CHANGED (NEW) OR ADDED INFORMATION:
	7a.	ORGANIZATION’S NAME Craig-Hallum Partners LP
OR
	7b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7c.	MAILING ADDRESS 222 South 9th Street, Suite 350			CITY Minneapolls	STATE MN	POSTAL CODE 55402	COUNTRY USA

7d.	SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL ID #, If any		☐ NONE

8.	AMENDMENT (COLLATERAL CHANGE): check only one box.
	Describe collateral	☐ deleted or	☐ added, or give entire	☒ restated collateral description, or describe collateral	☐ assigned.

See Exhibit A attached hereto and made a part hereof.

9.

NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.

	9a.	ORGANIZATION’S NAME Whitebox Ready Ltd.
OR
	9b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

10.	OPTIONAL FILER REFERENCE DATA
File with the Minnesota Secretary of State
International Association of Commercial Administrators (IACA)
FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC3) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT ADDITIONAL PARTY
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

14.	INITIAL FINANCING STATEMENT FILE # (same as item 1a on Amendment form)
200716457105; filed 04/20/2007

15.	NAME OF PARTY AUTHORIZING THIS AMENDMENT (same as item 9 on Amendment form)
15a. ORGANIZATION’S NAME
OR	Whitebox Ready Ltd.
	15b.	INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME,SUFFIX

16.	MISCELLANEOUS

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
17.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME. Insert only one name (17a or 17b) - do not abbreviate or combine names
	17a.	ORGANIZATION’S NAME

OR
	17b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

17c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

17d.	SEEINSTRUCTIONS	ADD’L INFO RE	17e. TYPE OF ORGANIZATION	17f. JURISDICTION OF ORGANIZATION	17g. ORGANIZATIONAL ID #, if any
ORGANIZATION
		DEBTOR					☐NONE

18.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME. Insert only one name (18a or 18b) - do not abbreviate or combine names
	18a.	ORGANIZATION’S NAME

OR
	18b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

18c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

18d.	SEEINSTRUTIONS	ADD’L INFO RE	18e. TYPE OF ORGANIZATION	18f. JURISDICTION OF ORGANIZATION	18g. ORGANIZATIONAL ID #, if any
ORGANIZATION
		DEBTOR					☐NONE
19.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - Insert only one name (19a or 19b) - do not abbreviate or combine names
	19a.	ORGANIZATION’S NAME

OR
	19b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

19c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

19d.	SEEINSTRUCTIONS	ADD’L INFO RE	19e. TYPE OF ORGANIZATION	19f. JURISDICTION OF ORGANIZATION	19g. ORGANIZATIONAL ID #, if any
ORGANIZATION
		DEBTOR					☐NONE
20.	ADDITIONAL SECURED PARTY’S NAME. (or Name of TOTAL ASSIGNEE) - insert only one name (20a or 20b)
	20a.	ORGANISATION’S NAME
ASA Opportunity Fund, L.P.
OR
	20b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

20c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	601 Carlson Parkway, Suite 610			Minnetonka	MN	55305	USA

21.	ADDITIONAL SECURED PARTY’S NAME. (or Name of TOTAL ASSIGNEE) - insert only one name (21a or 21b)
	21a.	ORGANIZATION’S NAME
Burguete Investment Partnership LP
OR
	21b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

21c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	435 Martin Street, Suite 3090			Blaine	WA	98230	USA
International Association of Commercial Administration (IACA)
FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT ADDITIONAL PARTY (FORM UCC3AP) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT ADDITIONAL PARTY
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

14.	INITIAL FINANCING STATEMENT FILE # (same as item 1a on Amendment form)
200716457105; filed 04/20/2007

15.	NAME OF PARTY AUTHORIZING THIS AMENDMENT (same as item 9 on Amendment form)
	15a.	ORGANISATION’S NAME
OR	Whitebox Ready Ltd.
	15b.	INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME,SUFFIX

16.	MISCELLANEOUS

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
17.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - Insert only one name (17a or 17b) - do not abbreviate or combine names
	17a.	ORGANIZATION’S NAME

OR
	17b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

17c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

17d.	SEEINSTRUTIONS	ADD’L INFO RE	17e. TYPE OF ORGANIZATION	17f. JURISDICTION OF ORGANIZATION	17g. ORGANIZATION ID #, if any
ORGANIZATION
		DEBTOR					☐NONE

18.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - Insert only one name (18a or 18b) - do not abbreviate or combine names
	18a.	ORGANIZATION’S NAME

OR
	18b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

18c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

18d.	SEEINSTRUTIONS	ADD’L INFO RE	18e. TYPE OF ORGANIZATION	18f. JURISDICTION OF ORGANIZATION	18g. ORGANIZATION ID #, if any
ORGANIZATION
		DEBTOR					☐NONE

19.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - Insert only one name (19a or 19b) - do not abbreviate or combine names
	19a.	ORGANIZATION’S NAME

OR
	19b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

19c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

19d.	SEEINSTRUTIONS	ADD’L INFO RE	19e. TYPE OF ORGANIZATION	19f. JURISDICTION OF ORGANIZATION	19g. ORGANIZATION ID #, if any
ORGANIZATION
		DEBTOR					☐NONE

20.	ADDITIONAL SECURED PARTY’S NAME. (or Name of TOTAL ASSIGNEE) - insert only one name (20a or 20b)
	20a.	ORGANIZATION’S NAME
OR	Potomac Capital International Ltd.
	20b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

20c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	825 Third Avenue, 33rd Floor			New York	NY	10022	USA

21.	ADDITIONAL SECURED PARTY’S NAME. (or Name of TOTAL ASSIGNEE) - insert only one name (21a or 21b)
	21a.	ORGANIZATION’S NAME
	Pleiades Investment Partners-R LP			New York	NY	10022	USA
OR
	21b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

21c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	825 Third Avenue, 33rd Floor			New York	NY	10022	USA

International Association of Commercial Administratiors (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT ADDITIONAL PARTY (FORM UCC3AP) (REV/ 05/22/02)

UCC FINANCING STATEMENT AMENDMENT ADDITIONAL PARTY
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

14.	INITIAL FINANCING STATEMENT FILE # (same as item 1a on Amendment form)
200716457105; filed 04/20/2007

15.	NAME OF PARTY AUTHORIZING THIS AMENDMENT (same as item 9 on Amendment form)
	15a.	ORGANIZATION’S NAME
OR	Whitebox Ready Ltd.
	15b.	INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME,SUFFIX

16.	MISCELLANEOUS

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
17.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - Insert only one name (17a or 17b) - do not abbreviate or combine names
	17a.	ORGANIZATION’S NAME

OR
	17b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

17c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

17d.	SEEINSTRUTIONS	ADD’L INFO RE	17e. TYPE OF ORGANIZATION	17f. JURISDICTION OF ORGANIZATION	17g. ORGANIZATION ID #, if any
ORGANIZATION
		DEBTOR					☐NONE

18.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - Insert only one name (18a or 18b) - do not abbreviate or combine names
	18a.	ORGANIZATION’S NAME

OR
	18b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

18c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

18d.	SEEINSTRUTIONS	ADDL INFO RE	18e. TYPE OF ORGANIZATION	18f. JURISDICTION OF ORGANIZATION	18g. ORGANIZATION ID #, if any
ORGANIZATION
		DEBTOR					☐NONE

19.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME. Insert only one name (19a or 19b) - do not abbreviate or combine names
	19a.	ORGANIZATION’S NAME

OR
	19b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

19c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

19d.	SEEINSTRUTIONS	ADDL INFO RE	19e. TYPE OF ORGANIZATION	19f. JURISDICTION OF ORGANIZATION	19g. ORGANIZATION ID #, if any
ORGANIZATION
		DEBTOR					☐NONE

20.	ADDITIONAL SECURED PARTY’S NAME. (or Name of TOTAL ASSIGNEE) - insert only one name (20a or 20b)
	20a.	ORGANIZATION’S NAME
OR	Potomac Capital Partners LP
	20b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

20c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	825 Third Avenue, 33rd Floor			New York	NY	10022	USA

21.	ADDITIONAL SECURED PARTY’S NAME. (or Name of TOTAL ASSIGNEE) - insert only one name (21a or 21b)
	21a.	ORGANIZATION’S NAME

OR
	21b.	INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

21c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

International Association of commercial Administratiors(IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT ADDITIONAL PARTY (FORM UCC3AP) (REV/ 05/22/02)

EXHIBIT A TO
UCC FINANCING STATEMENT AMENDMENT
FILE NO. 200716457105

Debtor:	MedicalCV, Inc.

Secured Parties:	Whitebox Ready Ltd.
Craig-Hallum Partners LP
ASA Opportunity Fund, L.P.
Burguete Investment Partnership LP
Potomac Capital Partners LP
Potomac Capital International Ltd.
Pleiades Investment Partners-R LP

This FINANCING STATEMENT is being filed pursuant to a Security Agreement dated April 20, 2007, as amended June 15, 2007, between Debtor and the Secured Parties and covers all assets of the Debtor of every kind and every description, whether now owned or hereafter acquired, and all proceeds thereof, which shall include without limitation the following (the “Collateral”):

General Intangibles: All general intangibles of the Debtor, whether now owned or hereafter acquired, including without limitation all present and future patents and patent applications in all jurisdictions and territories (foreign and domestic), together with all divisions, reissues, reexaminations, term extensions, and continuations associated therewith, copyrights, trademarks, service marks, trade names, trade secrets, know-how, processes, and all licenses or agreements of any kind or nature pursuant to which the Debtor possesses, uses, or has authority to possess or use any of the foregoing, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Debtor’s name and the goodwill of the Debtor’s business.

Inventory: All inventory of the Debtor, as that term is defined in the Uniform Commercial Code, whether now owned or hereafter acquired or in which the Debtor obtains rights, whether consisting of whole goods, spare parts or components, supplies or materials whether acquired, held or furnished for sale, for lease or under contracts or for manufacture or processing, and wherever located;

Equipment: All equipment of the Debtor, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, office and recordkeeping equipment, parts, tools, supplies and all other goods (except inventory) used or bought for use by the Debtor for any business or enterprise and including specifically (without limitation) all accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by the Debtor, and all of which is owned by the Debtor; and

Receivables: Each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, or of a loan, out of the overpayment of taxes or other liabilities, or any other transaction or event, whether such right to payment is created, generated or earned by the Debtor or by some other person who subsequently transfers his, her or its interest to the Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and other security interests) which the Debtor may at any time have by law or agreement against any account debtor or other person obligated to make such payment or against any property of such account debtor or other persons including, but not limited to, all present and future accounts, contract rights, chattel paper, bonds, notes and other debt instruments, and rights to payment in the nature of general intangibles.

The Collateral shall include (i) all substitutes and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or use in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned officer of MedicalCV, Inc., a Minnesota corporation (the "Company"), does hereby certify pursuant to Section 7.1 of the Secured Note Purchase Agreement dated June     , 2007 (the "Agreement") to the holders listed on Schedule 1.0 of the Agreement (the "Holders") as follows:

(1)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in the Agreement are true and correct in all material respects as of the Effective Date, and the Company has performed all obligations and conditions therein required to be performed or observed by it on or prior to the Closing.

(2)           Consents, Permits, and Waivers.  The Company has obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements (except for such as may be properly obtained subsequent to the Closing).

(3)           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing have been taken.

The undersigned certifies that he has made or caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth herein and, to the best of his knowledge, this certificate does not misstate any material fact and does not omit to state any fact necessary to make this certificate not misleading.

Capitalized terms not defined herein have the meanings attributed to them in the Agreement.

Dated:	June , 2007	MEDICALCV, INC.

By:
Marc P. Flores
Chief Executive Officer

EXHIBIT E

FORM OF LEGAL OPINION

June     , 2007

To:	Holders under the Secured Note Purchase Agreement
dated June , 2007

Ladies and Gentlemen:

We have acted as counsel to MedicalCV, Inc., a Minnesota corporation (the “Company”) in connection with a Secured Note Purchase Agreement (the “SNPA”) dated as of June    , 2007 between the Company and                            (the “Investors”).  This opinion letter is delivered to you at the Company’s request under Section 7.1(g) of the SNPA.  All capitalized terms used, and not otherwise defined, in this opinion letter have the meanings given to them in the SNPA.

In connection with this opinion, we have reviewed drafts of the following documents (collectively, the “Transaction Agreements”), each of which is dated as of June     , 2007, unless otherwise described:

1.        the Secured Note Purchase Agreement;

2.        the Secured Promissory Note;

3.        the Security Agreement; and

4.        the Closing Warrant.

For purposes of this opinion letter we have reviewed such documents and made such other investigation as we have deemed appropriate.  As to certain matters of fact material to the opinions expressed in this letter, we have relied on the representations made in the Transaction Agreements and certificates of officers of the Company.  We have not independently established the facts so relied on.

As used in this opinion letter, the term “Collateral” has the meaning given in the Security Agreement.  References in this opinion letter to the “UCC” mean the Uniform Commercial Code as in effect in the State of Minnesota on the date hereof.  As used in this opinion letter, the phrases “to our knowledge,” “known to us” or similar words mean the actual, conscious awareness on the date of this letter of Briggs and Morgan, Professional Association, the lawyers in our firm who have been actively involved in the negotiation or preparation of the Transaction Agreements or this letter.

We assume with your permission and without investigation: (i) the due authorization, execution and delivery of the Transaction Agreements by all parties thereto other than the Company, (ii) the validity, binding effect and enforceability under applicable law of the Transaction Agreements against the parties thereto other than the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the genuineness of all signatures; (v) the legal capacity of natural persons, (vi) the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and (vii) that the Investors have given value and the Company has rights in the Collateral, in each case within the meaning of Section 9 of the UCC, and (viii) that the description of the Collateral reasonably identifies what is described, within the meaning of Section 9 of the UCC.

Based upon the assumptions set forth above and the other limitations and qualifications set forth below, we are of the opinion that:

1.        The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

2.        The Company has corporate power and authority to conduct its business as described in the Company’s SEC Filings and to enter into and perform its obligations under the Transaction Agreements.

3.        The Company is duly qualified to transact business and is in good standing in any jurisdiction in which it owns or leases substantial property or in which the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company.

4.        To our knowledge, all of the outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with the registration and qualification requirements of federal and state securities laws or were issued pursuant to an available exemption from the registration and qualification requirements of applicable federal and state securities laws.

5.        Pursuant to a Securities Purchase Agreement dated October 13, 2006, Potomac Capital Partners LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R LP were granted participation rights in future financings of the Company, which participation rights have been validly waived by said parties in connection with the transaction contemplated by the Transaction Agreements.  Otherwise, to our knowledge, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase the Company’s securities arising (a) by operation of the Articles of Incorporation or Bylaws of the Company or the Minnesota Business Corporation Act or (b) otherwise.

6.        The Transaction Agreements have been duly authorized, executed and delivered by, and are valid and binding agreements of, the Company, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

7.        The Notes, Warrants and Warrant Shares have been duly authorized for issuance and sale pursuant to the Transaction Agreements and, when issued and delivered by the Company pursuant to payment of the consideration set forth in the Transaction Agreements, will be validly issued, fully paid and nonassessable.

8.        The provisions of the Security Agreement are sufficient to create in favor of the Investors the security interest, as described therein, in all right, title and interest of the Company in those items and types of Collateral described in the Security Agreement in which a security interest may be created under Section 9 of the UCC.  The filing of a UCC-1 financing statement (within the meaning of Section 9-502(a) of the UCC) with the Office of the Secretary of State of the State of Minnesota is sufficient to perfect a security interest in the Collateral, to the extent that a security interest may be perfected by filing a financial statement under the UCC in such office.

2

9.        No governmental approvals or filings are required for the execution and delivery of the Transaction Agreements on behalf of the Company, the payment of the Company’s obligations under the Transaction Agreements, or the creation by the Company of the security interests created by the Transaction Agreements, except for the filings necessary to perfect the liens granted under the Transaction Agreements.

10.      To our knowledge, the Company is not in violation of its Articles of Incorporation or Bylaws or any law, administrative regulation or administrative or court decree applicable to the Company and is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material existing instrument or agreement.

11.      The execution and delivery of the Transaction Agreements by the Company and the performance by the Company of its obligations thereunder (a) will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company; (b) will not constitute a breach of, or a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Company pursuant to, to our knowledge, any existing instrument or agreement of the Company; and (c) to our knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

12.      The Company is not, and, assuming the Company does not invest its assets in any “investment securities” as defined in Section 3(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), will not become, as a result of the consummation of the transactions contemplated by the Transaction Agreements and the receipt of payment for the Notes, Warrants or, if issued upon exercise of the Warrants, the Warrant Shares thereunder, an “investment company” as defined in the 1940 Act, and the rules and regulations promulgated thereunder.

Our opinions are subject to the following additional qualifications:

(a)      Our opinions are limited to the law of the State of Minnesota and the federal securities laws of the United States of America.

(b)      The enforceability of the Transaction Agreements is subject to and may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity and (iii) applicable statutes of limitation.

(c)      We express no opinion with respect to the validity and enforceability of (i) indemnification provisions, rights of contribution and exculpatory provisions to the extent they may be limited on public policy grounds or subject to securities laws; (ii) broadly stated powers of attorney; (iii) any remedies insofar as any party exercising such remedies may take any action which is arbitrary or capricious, unreasonable, not in good faith, or not commercially reasonable; (iv) provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy or which purport to render ineffective any waiver, modification or amendment not in writing; (v) waivers of any statutory or constitutional rights or remedies; (vi) provisions to the effect that remedies are cumulative or that stated remedies are not exclusive; and (vii) any provision for late payment fees, default interest, liquidated damages or other fees, charges or amounts that may be construed as a penalty.

(d)      We express no opinion with respect to the ability of any party to collect or be reimbursed for costs and expenses, including attorneys’ fees, to the extent its rights may be limited to reasonable fees and expenses as determined by a court, or it is not the prevailing party in the action.

3

(e)      We express no opinion with respect to whether the Investors are required to file a Notice of Business Activities Report under Minnesota Statutes Section 290.371.  Any party who is so required and does not file such a report has no cause of action upon which it may bring suit under Minnesota law, except for issues related to its Minnesota tax liability, unless and until it pays all taxes, interest, and civil penalties due the State of Minnesota for all periods, or provides for their payment by security or bond.

(f)       We express no opinion as to (i) the existence of or the Company’s title to any Collateral; (ii) the creation or perfection of any security interest, except as expressly set forth in paragraph 8; (iii) any security interest in commercial tort claims; (iv) the priority of any security interest; or (v) the effect of any security interest perfected prior to July 1, 2001 under the UCC or otherwise.

(g)      We express no opinion regarding laws or regulations relating to medical devices or laws or regulations relating to reimbursement for medical devices or services.

(h)      We express no opinion regarding patents or other intellectual property.

Our opinion is rendered solely in connection with the transaction contemplated under the Transaction Agreements and may not be relied upon in any manner by any Person other than the addressees hereof and any successor or assignee of any addressee (collectively, the “Reliance Parties”), and may not be relied upon by any Reliance Party for any other purpose.

No copies of this opinion may be delivered or furnished to any other party other than a Reliance Party, nor may all or portions of this opinion be quoted, circulated or referred to in any other document without our prior written consent, except that copies of this opinion may be provided to any regulatory agency having supervisory authority over a Reliance Party and except that this opinion may be used in connection with the assertion of a defense as to which this opinion is relevant and necessary or in response to a court order or other legal process.

Very truly yours,

BRIGGS AND MORGAN,
PROFESSIONAL ASSOCIATION

4

EXHIBIT F

FORM OF SECRETARY CERTIFICATE

I, Eapen Chacko, Chief Financial Officer and Secretary of MedicalCV, Inc., a Minnesota corporation (the “Company”), do hereby certify hereby certify pursuant to Section 7.1(h) of the Secured Note Purchase Agreement dated June      , 2007 (the “Agreement”) to the holders listed on Schedule 1.0 of the Agreement (the “Holders”) as follows:

(1)                   Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of the Company, as amended as of the date of this certificate, and there have been no changes or amendments to the attached Articles of Incorporation of the Company, and no proceedings pending or contemplated for: (i) the amendment of said Articles of Incorporation, (ii) the merger, consolidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets or business of the Company have commenced since the date of the Agreement or are pending, and that the Company is in good standing and has paid all of its corporate franchise taxes due as of the date hereof.

(2)                   Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended to the date hereof, and that there have been no changes or amendments to the attached Bylaws and there are no proceedings pending or contemplated for the amendment of such Bylaws.

(3)                   Attached hereto as Exhibit C are true and correct copies of the written consent actions of the Audit Committee and the Board of Directors of the Company relating to the Agreement and the transactions contemplated thereby; the resolutions set forth therein relating to such matters have not been amended, modified or rescinded, and are in full force and effect as of the date hereof and are the only resolutions adopted by the Board of Directors of the Company relating to approval of the Agreement and the transactions contemplated thereby.

(4)                   The following named individual is a duly elected or appointed, qualified and acting officer of the Company who holds the office set opposite his name:

Marc P. Flores                                      President and Chief Executive Officer

Dated: June , 2007	MEDICALCV, INC.

By:
Eapen Chacko
Chief Financial Officer and
Secretary

Exhibit 4.2

AMENDMENT TO SECURED NOTE PURCHASE AGREEMENT

This Amendment to the Secured Note Purchase Agreement (this “Amendment”) made and entered into on June 15, 2007, amends that certain Secured Note Purchase Agreement by and between MedicalCV, Inc. (the “Company”) and Whitebox Ready Ltd., dated April 20, 2007.  Unless modified herein, all other terms and provisions of the Secured Note Purchase Agreement shall remain in full force and effect and unmodified hereby.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Secured Note Purchase Agreement.

The following section of the Secured Note Purchase Agreement is hereby restated as follows:

8.1                               Registration Rights

The Company agrees to prepare and file with the Commission, no later than fifteen (15) days following the date on which the Company’s Annual Report on Form 10-KSB is due for the fiscal year ending April 30, 2007 (the “Filing Date”), a registration statement on Form SB-2, Form S-3 or such other form of registration statement as may be required by the Securities Act or as may be deemed appropriate by the Company (the “Registration Statement”) to enable the resale of the Warrant Shares underlying the Closing Warrants (the “Registrable Securities”) by the Holders from time to time on the OTC Bulletin Board or in privately-negotiated transactions.  The Registration Statement is intended to register Registrable Securities issued pursuant to this Agreement as well as Registrable Securities issued pursuant to that certain secured note purchase agreement by and among the Company and the holders listed under “Second Closing” on Schedule 1.0 thereto, dated June     , 2007.  The term “Registrable Securities” does not include (1) the Warrant Shares underlying the Initial Interest Warrants or any Quarterly Interest Warrants issued to the Holders or (2) any Warrant Shares underlying the Closing Warrants that may not be included in the Registration Statement as a result of an interpretation by the Commission that Securities Act Rule 415 prohibits such registration.  To the extent that Warrant Shares must be excluded from the Registration Statement pursuant to clause (2) of the immediately preceding sentence, the Warrant Shares included in the Registration Statement will be reduced on a pro-rata basis.

Exhibit B2 to the Secured Note Purchase Agreement is replaced with Exhibit B2 attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to Secured Note Purchase Agreement as of the date first above written.

MEDICALCV, INC.

By:	/s/ Marc P. Flores
Name: Marc P. Flores
Title: President and Chief Executive Officer

WHITEBOX READY LTD.

By:	/s/ Jonathan D. Wood
Name: Jonathan D. Wood
Title: Chief Financial Officer

EXHIBIT B2

FORM OF WARRANT TO BE ISSUED WITH ACCRUED INTEREST

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase                      Shares of Common Stock of

MEDICALCV, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                            (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from MEDICALCV, INC., a Minnesota corporation (the “Company”), up to              shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                                            Definitions.  In addition to the terms defined elsewhere in this Warrant, for all purposes of this Warrant, the following terms have the meanings indicated in this Section 1.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the parties’ obligations thereunder have been satisfied or waived.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities” means the Warrants and the Warrant Shares.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Warrant, the Secured Note Purchase Agreement dated June     , 2007 by and among the Company, the Holder and certain other holders listed on Schedule 1.0 thereto (the “Purchase Agreement”) and any other documents or agreements executed in connection with the transactions contemplated thereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the investors who are signatories to the Transaction Documents and reasonably acceptable to the Company.

Section 2.                                            Exercise.

a)                                      Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile or “.pdf” copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless this Warrant is being exercised pursuant to the cashless exercise

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provision set forth in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                                     Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $4.00, subject to adjustment hereunder (the “Exercise Price”).

c)                                      Cashless Exercise.  This Warrant may be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =                    the VWAP on the Trading Day immediately preceding the date of such election;

(B) =                      the Exercise Price of this Warrant, as adjusted; and

(X) =                     the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

d)                                     Mechanics of Exercise.

i.                                          Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.                                       Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the

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Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date (a) the Exercise Price is received by the Company or (b) notification to the Company that this Warrant is being exercised pursuant to the cashless exercise provision set forth in Section 2(c) above.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

iii.                                    Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.                                   Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.                                      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.                                   Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

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vii.                                Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)                                      Restriction on Exercise. No Holder shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Quarterly Report on Form 10-QSB, Annual Report on Form 10-KSB or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within three (3) business days, confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this Section 2(e) may not be revoked.

Section 3.                                            Certain Adjustments.

a)                                      Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant, any other warrant or any option), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which

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the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Adjustment for Issuance of Shares of Common Stock Below Exercise Price.  From the date hereof until 12 months after the date hereof (the “Adjustment Period”), the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3(b).

i.                                          If during the Adjustment Period, the Company issues or sells, or in accordance with this Section 3(b) is deemed to have issued or sold, any shares of Common Stock (excluding Excluded Securities) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such time, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price.

ii.                                       For purposes of determining the adjusted Exercise Price under Section 3(b) hereof, the following will be applicable:

(A)                              Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(ii)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.  “Convertible Securities” means any evidence of indebtedness, shares or securities, in each case convertible into or exchangable for Common Stock.  “Options” means rights, options or

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warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

(B)                                Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3(b)(ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(C)                                Change in Option Price or Conversion Rate. If the purchase or exercise price provided for in any Options, or the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(ii)(C), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.  Notwithstanding the foregoing, no adjustment shall be made to the Exercise Price of this Warrant due to anti-dilution adjustments made to securities outstanding as of the date hereof as a result of the issuance of Securities pursuant to the Transaction Documents.

(D)                               Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or

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Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least a majority in interest of the Warrants then outstanding.

(E)                                 Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 3(b) in respect of Excluded Securities.   “Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Company pursuant to any stock option agreement, stock option plan or equity incentive plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options granted pursuant to a stock option agreement, stock option plan or equity incentive plan subsequent to the date hereof shall also be Excluded Securities), (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued in connection with the Purchase Agreement; (ii) securities to a registered broker-dealer in connection with the transactions contemplated by the Purchase Agreement; and/or (iii) other securities or rights exercisable or exchangeable for or convertible into shares of Common Stock which are issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement (other than on a non-discretionary basis pursuant to the pre-existing anti-dilution provisions thereof) to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company (subject to Section 3(a) hereof), and (e) shares of Common Stock or other securities issued in connection with any registered primary public offering.

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c)                                      Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)                                     Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

e)                                      Notice to Holders.

i.                                          Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.                                       Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

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Section 4.                                            Transfer of Warrant.

a)                                      Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                                     New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)                                      Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                                     Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

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Section 5.                                            Miscellaneous.

a)                                      No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(ii).

b)                                     Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                                     Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain

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all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                                      Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)                                        Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)                                     Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Company’s or the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company or a Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder or Company (as the case may be), the breaching party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the non-breaching party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                                     Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)                                         Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                                         Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k)                                      Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)                                         Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                                   Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                                     Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  June     , 2007

MEDICALCV, INC.

By:
Name: Marc P. Flores
Title: President and Chief Executive Officer

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NOTICE OF EXERCISE

To:

(1)           The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)           Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [           ] all of or [               ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                  .

	Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 4.3

AMENDMENT TO WARRANT AGREEMENT

This Amendment to the Warrant Agreement (this “Amendment”) made and entered into on June 15, 2007, amends that certain Common Stock Purchase Warrant (the “Warrant”) issued to Whitebox Ready Ltd. on April 20, 2007, by MedicalCV, Inc. (the “Company”).  Unless modified herein, all other terms and provisions of the Warrant shall remain in full force and effect and unmodified hereby.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Warrant.

The following sub-section of the Warrant is hereby restated as follows:

Section 2.               Exercise.

c)             Cashless Exercise.  The Holder may also exercise this Warrant, only to the extent of any Warrant Shares that may not be included in the registration statement required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Purchase Agreement as a result of an interpretation by the Commission that Securities Act Rule 415 prohibits such registration (the “Excluded Warrant Shares”), by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =       the VWAP on the Trading Day immediately preceding the date of such election;

(B) =       the Exercise Price of this Warrant, as adjusted; and

(X) =       the number of Excluded Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

The following sub-section is hereby appended to the Warrant:

Section 2.               Exercise.

e)             Restriction on Exercise. No Holder shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Quarterly Report on Form 10-QSB, Annual Report on Form 10-KSB or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within three (3) business days, confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this Section 2(e) may not be revoked.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to Warrant Agreement as of the date first above written.

MEDICALCV, INC.

By:	/s/ Marc P. Flores
Name: Marc P. Flores
Title: President and Chief Executive Officer

WHITEBOX READY LTD.

By:	/s/ Jonathan D. Wood
Name: Jonathan D. Wood
Title: Chief Financial Officer

Exhibit 99

MEDICALCV, INC.
SELLS $4.5 MILLION OF 11% SENIOR SECURED DEBT IN
UNREGISTERED TRANSACTION

MINNEAPOLIS, June 15, 2007 – MedicalCV, Inc. (OTCBB: MCVI) announced today that it has sold $4.5 million of 11% senior secured debt to certain accredited investors in an unregistered transaction.  Prior to the transaction, certain of the investors beneficially owned in excess of 5% of MedicalCV’s common stock.

At closing MedicalCV issued to each investor a five-year warrant to purchase a number of shares of common stock equal to 60% of the principal amount invested by such investor divided by $4.00.  The closing warrants have an exercise price of $4.00 per share and full-ratchet anti-dilution protection for a period of 12 months.  If MedicalCV is not permitted to register for resale all of the shares underlying the closing warrants, the excluded portion of such warrants will be exercisable on a cashless basis.

The debt, which is secured by substantially all of MedicalCV’s assets, has a three-year term.  Interest will be paid at 11% per year.  During the first year, interest will accrue and be added to the principal balance.  At the end of the first year, MedicalCV will issue a five-year warrant to each investor to purchase a number of shares equal to the quotient obtained by dividing (a) 60% of the accrued interest owed to that investor for the first year by (b) $4.00.  During the second and third years, MedicalCV has the option to pay interest in cash, or have the interest accrue and be added to the principal balance, on a quarterly basis.  For each quarter in which MedicalCV determines that the accrued interest should be added to principal, it will issue additional five-year warrants to purchase a number of shares equal to the quotient obtained by dividing (a) 60% of the accrued interest for the quarter by (b) $4.00.  Each of the interest accrual warrants is exercisable at $4.00 per share, contains a cashless exercise provision, and has full-ratchet anti-dilution protection for a period of 12 months from each warrant’s respective date of issuance.

MedicalCV may prepay the notes in part or in full, subject to a prepayment premium of 8% in the first year, 6% in the second year and 3% in the third year.  MedicalCV has also covenanted and agreed that it will not issue any additional 11% senior secured debt.

The investors have registration rights on the common stock underlying the warrants issued at the closing.  No registration rights apply to the interest accrual warrants.  If the required registration statement is not declared effective on or prior to the required effectiveness date, MedicalCV has agreed to pay the investors an amount as liquidated damages equal to 1% of the value of warrants with registration rights (measured at $4.00 per share) per month (pro-rated for any portion thereof) until such deficiency is remedied.

The net proceeds of the offering will be used primarily for working capital purposes.

The foregoing securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Contact:	Eapen Chacko
Chief Financial Officer
(651) 234-6672